UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934

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JOHNSON OUTDOORS INC.
(Name of Registrant as Specified in Its Charter)

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JOHNSON OUTDOORS INC.
555 MAIN STREET
RACINE, WISCONSIN 53403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 26, 2015

To the Shareholders of JOHNSON OUTDOORS INC.:

The Annual Meeting of Shareholders of Johnson Outdoors Inc. will be held on Thursday, February 26, 2015 at 10:00 a.m., local time, at the Company’s headquarters, located at 555 Main Street, Racine, Wisconsin, for the following purposes:

1.	To elect eight directors to serve for the ensuing year.

2.	To ratify the appointment of McGladrey LLP, an independent registered public accounting firm, as auditors of the Company for its fiscal year ending October 2, 2015.

3.	To approve a non-binding advisory proposal on executive compensation.

4.	To consider and act on a proposal to ratify and approve the Johnson Outdoors Inc. Amended and Restated 2010 Long-Term Stock Incentive Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on Friday, December 19, 2014 will be entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. Holders of Class A common stock, voting as a separate class, are entitled to elect two directors and holders of Class B common stock, voting as a separate class, are entitled to elect the remaining directors. The holders of Class A common stock and Class B common stock, voting as a single class, are entitled to vote on (1) the proposal to ratify the appointment of McGladrey LLP as the Company's independent registered public accounting firm for the 2015 fiscal year, (2) the non-binding advisory proposal on executive compensation and (3) the proposal to ratify and approve the Johnson Outdoors Inc. Amended and Restated 2010 Long-Term Stock Incentive Plan.

All shareholders of record are cordially invited to attend the meeting in person. Whether or not you plan to attend the annual meeting in person, please complete, sign, date and return the enclosed proxy in the accompanying self-addressed postage pre-paid envelope or complete your proxy by following the instructions supplied on the proxy card for voting by telephone or via the Internet (or, if your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares) as soon as possible.

By Order of the Board of Directors

/s/ Alisa Swire

Alisa Swire
Secretary
Racine, Wisconsin
January 13, 2015

JOHNSON OUTDOORS INC.
555 Main Street
Racine, Wisconsin 53403

PROXY STATEMENT

For The 2015 Annual Meeting of Shareholders
To Be Held On February 26, 2015

Important Notice Regarding the Availability of Proxy Materials for the
2015 Annual Meeting of Shareholders to be held on February 26, 2015:

The Notice of Annual Meeting, this Proxy Statement and the Accompanying Annual Report on Form 10-K are available at www.proxyvote.com

This Proxy Statement, which is first being mailed on or about January 13, 2015 to shareholders of record as of the close of business on December 19, 2014, is furnished in connection with the solicitation of proxies by the Board of Directors of Johnson Outdoors Inc. (the “Company”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, February 26, 2015 at 10:00 a.m., local time, at the Company’s headquarters, located at 555 Main Street, Racine, Wisconsin, and at any adjournment or postponement thereof (the “Annual Meeting”).

You may vote in any of the following ways:

1) attend the Annual Meeting and vote in person by ballot;

2) complete the enclosed proxy card and then sign, date and return it in the postage pre-paid envelope provided; or

3) vote by telephone or the internet by following the instructions supplied on the proxy card.

If you submit a proxy now, your right to vote at the Annual Meeting is not waived should you decide to attend in person.

Shares represented by a properly executed proxy will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If you submit a proxy without giving voting instructions, the persons named as proxies on the proxy card will vote your shares (1) FOR the election of the directors named in this Proxy Statement, (2) FOR the ratification of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 2, 2015, (3) FOR approval of the non-binding advisory proposal on executive compensation and (4) FOR ratification and approval of the Johnson Outdoors Inc. Amended and Restated 2010 Long-Term Stock Incentive Plan (the "Plan").

As of the date of this Proxy Statement, the Company does not expect any matters to be voted upon at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders.  If any other matters properly come before the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, a properly executed proxy gives the persons named as proxies on the proxy card authority to vote on such matters.  The individuals named and acting as proxies will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting.

If you hold shares of the Company’s common stock as a participant in the Company’s 401(k) Retirement and Savings Plan (the “Retirement and Savings Plan”), the trustee for the Retirement and Savings Plan will vote the shares you hold through the Retirement and Savings Plan as you direct. The Company will provide Retirement and Savings Plan participants who hold Company common stock through the Retirement and Savings Plan with forms on which participants may communicate their voting instructions to the trustee. If properly completed voting instructions are not received for shares held in the Retirement and Savings Plan, those shares will be voted by the plan trustee in the same proportion as the votes cast by the other Retirement and Savings Plan participants.

You may revoke your proxy at any time before it is actually voted by giving written notice to the Secretary of the Company, requesting a ballot at the Annual Meeting and voting in person or by submitting a duly executed proxy bearing a later date. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian. If a shareholder properly signs and returns the proxy card but does not specify how to vote, then the shareholder’s shares will be voted FOR the election of the directors listed in the enclosed proxy, FOR the ratification of McGladrey LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, FOR approval of the non-binding advisory proposal on executive compensation and FOR ratification and approval of the Plan.

Telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders voting via the Internet should understand that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that the shareholder must bear.

The record date for shareholders entitled to notice of and to vote at the Annual Meeting is December 19, 2014.  On the record date, the Company had outstanding and entitled to vote 8,790,733 shares of Class A common stock and 1,212,382 shares of Class B common stock. A majority of the votes entitled to be cast at the Annual Meeting, represented either in person or by proxy, shall constitute a quorum with respect to the meeting.  Holders of Class A common stock, voting as a separate class, elect two directors and are entitled to one vote per share for directors designated to be elected by holders of Class A common stock. Holders of Class B common stock elect the remaining directors and are entitled to one vote per share for directors designated to be elected by holders of Class B common stock. Holders of Class A common stock and Class B common stock voting together as a single voting group are entitled to vote on the proposals to ratify McGladrey LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, to approve the non-binding advisory proposal on executive compensation and to ratify and approve the Plan.  The holders of Class A common stock are entitled to one vote per share, while holders of Class B common stock are entitled to ten votes per share on these three proposals.  Approval of any other matter not specified in the Notice of Annual Meeting of Shareholders that may properly be presented at the Annual Meeting will require that the number of votes properly cast in favor of such matter exceed the number of votes properly cast against such matter, with the holders of the Class A common stock entitled to one vote per share, and the holders of Class B common stock entitled to ten votes per share.  Abstentions and broker nonvotes (i.e., shares held by brokers in “street name,” voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement but will not count toward the determination of whether the directors are elected or whether such other matters are approved.  The Inspector of Election appointed by our Board of Directors will count the votes and ballots.

PROPOSAL 1:  ELECTION OF DIRECTORS

Eight directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders or until their respective successors have been duly elected. The Company’s Articles of Incorporation provide that holders of the Company’s Class A common stock have the right to elect 25 percent, or the next highest whole number, of the authorized number of directors and the holders of the Company’s Class B common stock are entitled to elect the remaining directors. At the Annual Meeting, holders of Class A common stock will be entitled to elect two directors and holders of Class B common stock will be entitled to elect six directors. Terry E. London and John M. Fahey, Jr. (the “Class A Directors”) are the Board nominees designated to be voted on by the holders of Class A common stock, and Helen P. Johnson-Leipold, Thomas F. Pyle, Jr., Katherine Button Bell, Edward F. Lang, W. Lee McCollum, and Richard ("Casey") Sheahan (the “Class B Directors”) are the Board nominees designated to be voted on by the holders of Class B common stock.  As indicated below, all of the individuals nominated by our Board of Directors are each an incumbent director.

Properly completed proxies (whether by Internet, telephone or mail) received from holders of Class A common stock will, unless otherwise directed, be voted for the two nominee Class A Directors and properly completed proxies (whether by Internet, telephone or mail) received from holders of Class B common stock will, unless otherwise directed, be voted for the six nominee Class B Directors. Proxies of holders of Class A common stock cannot be voted for more than two persons and proxies of holders of Class B common stock cannot be voted for more than six persons. Class A Directors are elected by a plurality of the votes cast by the holders of Class A common stock and Class B Directors are elected by a plurality of the votes cast by the holders of Class B common stock, in each case assuming a quorum is present at the Annual Meeting. “Plurality” means that the individuals who receive the largest number of votes cast by holders of the class of common stock entitled to vote in the election of such directors are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting by such class. Consequently, the eight directors receiving the most votes, taking into account the Company’s two class voting structure, will be elected to the Board of Directors.

Director Qualifications

The following table provides information as of the date of this Proxy Statement about each nominee for election to the Board of Directors at the Annual Meeting. The Company anticipates that the nominees for election as directors will be candidates when the election is held. However, if any of the nominees should be unable or unwilling to serve, the proxies, pursuant to the authority granted to them by the Board of Directors and taking into account our two class voting structure, will have discretionary authority to select and vote for substituted nominees (except where the proxy withholds authority with respect to the election of directors). The information presented includes information each nominee or director has given the Company about his or her age, his or her principal occupation and business experience for at least the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years.  The Nominating and Corporate Governance Committee regularly evaluates the mix of experience, qualifications, attributes and skills of the Company’s directors using a matrix of areas that the Committee considers important for the Company’s business.  In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led the Nominating and Corporate Governance Committee to the conclusion that the nominee should serve as a director, the Nominating and Corporate Governance Committee also considered the qualifications and criteria described below under “Corporate Governance Matters – Director Nominations” with the objective of creating a complementary mix of directors.

Name	Age	Business Experience During Last Five Years	Director Since
Class A Directors
Terry E. London	65
Chairman of London Broadcasting Company LP, a television broadcasting and media company, since 2014 and served as its President and Chief Executive Officer from 2007 through 2014. He is also Chairman of LBK Entertainment Holdings, Inc., a company that creates and produces music, entertainment programming and live events, since 2014 and previously served as its President and Chief Executive Officer from 2004 through 2014.  Non-Executive Chairman of the Board of Directors, Pier 1 Imports, Inc. From 1993 to 2000, Board of Directors, Bass Pro Shops. Mr. London brings extensive experience in management, corporate transactions and integration and enterprise risk management from his tenure as a President and Chief Executive Officer of various companies. In addition, Mr. London's experience in entertainment and media content production includes long-running programming for the outdoor industry, with which he has been involved professionally for more than two decades. Mr. London is a CPA and is experienced in financial matters, accounting and auditing, including financial reporting.  The foregoing experience led to the conclusion that he should serve as a director of Johnson Outdoors.

			1999

John M. Fahey, Jr.	63
Chairman of the National Geographic Society, a nonprofit scientific and educational organization, since 2011, and served as its Chief Executive Officer from 1998 through 2013. He was also President of the National Geographic Society from 1998 to December 2010. Lead Director of Time Inc. and Regent of the Smithsonian Institution. The skills and experience acquired by Mr. Fahey through these positions, which led to the conclusion that he should serve as a director, include leadership, strategic planning, international business, corporate transactions and enterprise risk management, together with familiarity with several of the Company’s markets and industries.

2001

Class B Directors
Helen P. Johnson-Leipold	59
Chairman and Chief Executive Officer of the Company since 1999. Chairman and Director of Johnson Financial Group, Inc.  Director of S.C. Johnson & Son, Inc., a global manufacturer of household consumer products. Chairman of The Johnson Foundation at Wingspread and its Board of Trustees.  These experiences, along with various executive positions at S.C. Johnson & Son, Inc., Johnson Diversey and Foote, Cone & Belding, have provided Ms. Johnson-Leipold with extensive leadership and management experience, including strategic planning, operations and manufacturing, brand marketing, corporate communication, corporate transactions and international business, as well as a deep knowledge of the Company’s industry, businesses and strategic evolution, all of which led to the determination that she is particularly qualified to serve as a director.
1994

Thomas F. Pyle, Jr.	73
Vice Chairman of the Board of the Company since 1997. Chairman of The Pyle Group, a financial services and investments firm, since 1996. Non-Executive Chairman of Uniek, Inc. since 1998. Director of Sub Zero Wolf, Inc. Trustee, Wisconsin Alumni Research Foundation, Trustee, University Research Park, Inc. and Trustee, Morgridge Institute for Research. Member, University of Wisconsin Chancellor’s Advisory Council. These experiences, together with Mr. Pyle’s experience as Chairman, President and Chief Executive Officer, and principal owner of Rayovac Corporation (a manufacturer of batteries and lighting products) provide Mr. Pyle with an extensive background in corporate transactions, international business, operations and manufacturing, financial matters, strategic planning, enterprise risk management and brand marketing, all of which led to the conclusion that he should serve as a director.

		1987
Katherine Button Bell	55
Vice President and Chief Marketing Officer of Emerson Electric Co. since 1999. Director and member of the Compensation Committee of Sally Beauty Holdings, Inc. since 2013. Director of the Board of Business Marketing Association since 2010, Vice Chairwoman from 2012 to 2013 and Chairwoman for 2013 to 2014. Director of American Marketing Association Inc. from 2010 to 2013. Serves on the Foundation Board of St. Louis Children's Hospital and is a trustee of the St. Louis Art Museum. Ms. Button Bell previously served as President of Button Brand Development, a strategic marketing consulting firm, and held senior marketing positions at Converse Inc. and Wilson Sporting Goods. Ms. Button Bell's expertise in global marketing, digital strategy and market research, as well as her knowledge of the outdoor industry experience, led to the determination that she should serve as a director.

		2014

Edward F. Lang	52
Senior Vice President and Chief Financial Officer of the New Orleans Saints, a National Football League team, and the New Orleans Pelicans, a National Basketball Association team since 2012. President of Business Operations and Alternate Governor of the Nashville Predators, a National Hockey League team, from 2007 to 2010. Executive Vice President of Finance and Administration and Chief Financial Officer of the Nashville Predators from 2004 until 2007 and served as Senior Vice President and Chief Financial Officer of the Nashville Predators from 1997 until 2003. Member of the College of Business Visiting Committee of Loyola University. Mr. Lang has broad experience in financial matters, accounting and auditing from his activities as a chief financial officer, together with experience in corporate transactions, operations and enterprise risk management. Mr. Lang also has experience in leisure industries and consumer products. This broad financial and other business experience led to the conclusion that he should serve as a director.

		2006
W. Lee McCollum	65
Director of Johnson Financial Group, Inc. since 2006 and served as Director of Johnson Bank from 1994 to 2006 and from 2014 to the present.  Director of Sigma-Aldrich Corporation since 2001.  Director of Coastal South Bancshares, Inc. since 2010. Chairman of the Board and Director of Le Groupe Fruits & Passion from 2008 until 2010. Executive Vice President and Chief Financial Officer of S.C. Johnson & Son, Inc. from 2006 until 2009 and served as Senior Vice President and Chief Financial Officer of S.C. Johnson & Son, Inc. from 1997 until 2006. Mr. McCollum brings a broad range of international and consumer products experience together with experience in enterprise risk management, strategic planning, manufacturing and corporate transactions and integration. His experience as a chief financial officer also provides Mr. McCollum with significant expertise in financial matters, accounting and auditing matters.  This broad financial and other business experience led to the conclusion that he should serve as a director.

		2005

Richard ("Casey") Sheahan	59
Senior Advisor with Backbone Media, a premier active lifestyle public relations and marketing firm. President and Chief Executive Officer of Patagonia, Inc. and Lost Arrow Corporation from 2005 to 2014. Director and member of the Executive Committee of the Outdoor Industry Association from 2009 to 2014. Co-Founder, Conscious Global Leadership, a leadership development organization. Mr. Sheahan previously held senior leadership and marketing positions at Kelty, Inc., Wolverine Worldwide, Inc., Merrell Outdoor Division and Nike, Inc. and served in a variety of senior positions with several outdoor-oriented publications. Mr. Sheahan's extensive experience in the outdoor industry, along with his skills in marketing, leadership and sustainable business practices led to the determination that he should serve as a director.
2014

Board of Directors Recommendation

The Company’s Board of Directors recommends that shareholders vote “FOR” the election of each nominee listed above as a director of Johnson Outdoors Inc.

DIRECTORS’ MEETINGS AND COMMITTEES

Meetings and Attendance

The Board of Directors has standing Executive, Audit, Compensation, and Nominating and Corporate Governance Committees. During the year ended October 3, 2014 (“fiscal 2014”), there were 5 meetings of the Board of Directors, 9 meetings of the Audit Committee, 4 meetings of the Compensation Committee and 2 meetings of the Nominating and Corporate Governance Committee. Each director attended at least 75 percent of the aggregate number of (i) meetings of the Board of Directors held during the period for which he or she was a director during fiscal 2014 and (ii) meetings of the committees on which the director served during fiscal 2014.

Executive sessions or meetings of outside (non-management) directors without management present are held regularly for a general discussion of relevant subjects. In fiscal 2014, the outside directors met in executive session at least two times in accordance with the requirements of the NASDAQ Stock Market.

Committees

Executive Committee.  The Executive Committee assists the Board of Directors in developing and evaluating general corporate policies and objectives and in discharging the Board of Directors’ responsibilities with respect to the management of the business and affairs of the Company when it is impracticable for the full Board to act. Present members of the Executive Committee are Ms. Johnson-Leipold and Mr. Pyle.

Audit Committee.  The Audit Committee presently consists of Messrs. London (Chairman), Pyle and Lang. The Audit Committee’s primary duties and responsibilities are to: (1) appoint the Company’s independent registered public accounting firm and determine its compensation; (2) serve as an independent and objective party to monitor the Company’s compliance with legal and regulatory requirements and the Company’s financial reporting, disclosure controls and procedures and internal controls and procedures; (3) review, evaluate and oversee the audit efforts of the Company’s independent registered public accounting firm and internal auditors; (4) provide an open avenue of communication among the independent registered public accounting firm, management, the internal auditors and the Board of Directors; and (5) prepare the Audit Committee Report required to be included in the Company’s annual proxy statement. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s report required by the rules of the Securities and Exchange Commission (“SEC”) appears beginning on page 15.

Compensation Committee.  The Compensation Committee presently consists of Messrs. Pyle (Chairman), Fahey and London. The Compensation Committee administers the Company’s compensation programs and the compensation of the Company’s directors, officers and, at the option of the Committee, other managerial personnel of the Company and its subsidiaries, including, without limitation, fixing the cash compensation of such persons, establishing and administering benefit plans for such persons and determining benefits thereunder. Generally, the Compensation Committee also administers all incentive compensation and equity-based plans, such as stock option and restricted stock plans, in accordance with the terms of such plans, and approves awards under the incentive compensation and equity-based plans.  The Compensation Committee also reviews and makes recommendations to the Board of Directors with respect to the compensation of the Company’s outside directors.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee presently consists of Messrs. Fahey (Chairman), Lang and Pyle. The Nominating and Corporate Governance Committee provides assistance to the Board of Directors in fulfilling its responsibilities by: (1) identifying individuals qualified to become directors and recommending to the Board of Directors candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company; (2) identifying directors qualified to serve on the committees established by the Board of Directors and recommending to the Board of Directors members for each committee to be filled by the Board of Directors; (3) reporting annually to the Board of Directors regarding the Nominating and Corporate Governance Committee’s evaluation and assessment of the performance of the Board, and (4) taking a leadership role in shaping the corporate governance of the Company.

Charters of Committees

The Board of Directors has adopted a written charter for each of its Committees which may be amended from time to time.  The Company makes available copies of each of these charters on its website at www.johnsonoutdoors.com, 24 hours a day and free of charge.  The Company is not including the information contained on or available through its website as part of, or incorporating such information by reference into, this Proxy Statement.

CORPORATE GOVERNANCE MATTERS

The Company is committed to establishing and maintaining high standards of corporate governance, which are intended to serve the long-term interests of the Company and its shareholders. The Board of Directors has adopted Corporate Governance Guidelines which the Company has published on its website at www.johnsonoutdoors.com.

Director Independence

The Board of Directors has determined that the Company is a “Controlled Company,” as defined in NASDAQ Stock Market Listing Rule 5615(c)(1). The Board has based this determination on the fact that Helen P. Johnson-Leipold is deemed to be the beneficial owner of more than 50 percent of the voting power of the Company. The Company, therefore, is exempt from certain independence requirements of the NASDAQ Stock Market rules, including the requirement to maintain a majority of independent directors on the Company’s Board of Directors and the requirement to maintain a Nominating and Corporate Governance Committee and a Compensation Committee composed entirely of independent directors. Notwithstanding such exemption, the Board of Directors has reviewed the independence of the nominees for election to the Board at the Annual Meeting under the applicable standards of the NASDAQ Stock Market. Based upon this review, of the eight nominees, the Board of Directors has determined that each of the following directors was independent under the NASDAQ listing standards:

Katherine Button Bell
John M. Fahey, Jr.
Edward F. Lang
Terry E. London
Thomas F. Pyle, Jr.
Richard ("Casey") Sheahan

The Board of Directors determined that each of Ms. Johnson-Leipold and Mr. McCollum was not independent in accordance with such standards. Ms. Johnson-Leipold was not independent because she is an executive officer of the Company. Mr. McCollum is not independent because he is a director of Johnson Financial Group, Inc., a company controlled by members of Ms. Johnson-Leipold’s family.

Board Leadership Structure

The Board of Directors determines whether it is appropriate to combine or separate the roles of Chairman of the Board and Chief Executive Officer depending on the Company’s circumstances at the time.  Ms. Johnson-Leipold currently serves as the Company’s Chief Executive Officer and as Chairman of the Board of Directors.  Ms. Johnson-Leipold possesses in-depth knowledge of the issues, opportunities and challenges the Company faces, and is thus best positioned to develop agendas and highlight issues that ensure that the Board of Directors’ time and attention are focused on the most critical matters.  In addition, the Board of Directors has determined that this leadership structure is optimal because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability.  Having one person serve as Chairman and Chief Executive Officer also enhances the Company’s ability to communicate its message and strategy clearly and consistently to its shareholders, employees, and business partners, particularly during times of turbulent economic and industry conditions.  Although the Company believes that the combination of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve the Company’s best interests and the best interests of its shareholders.

Thomas F. Pyle, Jr., the Company’s Vice Chairman of the Board, serves as the Company’s lead outside or independent director. In his capacity as lead outside or independent director, Mr. Pyle coordinates the activities of the independent directors and serves as a liaison between the Chairman and the independent directors. Mr. Pyle also presides at the executive sessions of the independent directors and has the authority to call additional executive sessions or meetings of the independent directors.

The Board’s Role in Risk Oversight

The Company has established a Risk Committee, which is primarily responsible for the Company’s enterprise risk assessment and enterprise risk management policies. The Risk Committee is chaired by the Company’s Chief Financial Officer and its General Counsel and includes various other members of senior management. The role of the Board of Directors in the Company’s risk oversight process includes receiving reports and presentations from the Risk Committee on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks, and any measures taken or recommended by the Company to mitigate risk.  The Board of Directors periodically reviews and discusses areas of material risk at its meetings.

Director Nominations

The Company has a standing Nominating and Corporate Governance Committee. Based upon the review described under “Corporate Governance Matters – Director Independence,” the Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing, together with appropriate biographical information concerning each proposed nominee, including the following information: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the common stock (of each class) beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934, as amended) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934, as amended; and (4) the name and address (business and residential) of the shareholder making the recommendation and the number of shares of the common stock (regardless of class) beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934, as amended) by the shareholder making the recommendation. The Company may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company. The Company’s Bylaws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the Bylaws. Pursuant to these requirements, a shareholder must give a written notice of intent to the Secretary of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee of the Board of Directors seeks to ensure that the Board of Directors possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board of Directors is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. In addition, the Nominating and Corporate Governance Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Corporate Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity, values and sound business judgment. In addition, the Nominating and Corporate Governance Committee believes that the following specific qualities and skills are necessary for all Company directors to possess:

●	A director should be highly accomplished in his or her respective field, with superior credentials and recognition.

●	A director should have expertise and experience relevant to the Company’s business, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

●	A director must have time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

●	A director should have demonstrated the ability to work well with others. The Company does not have a formal policy for the consideration of diversity by the Nominating and Corporate Governance Committee in identifying nominees for director. Diversity is one of the factors the Nominating and Corporate Governance Committee may consider and in this respect diversity may include race, gender, national origin or other characteristics.

The Nominating and Corporate Governance Committee considered several candidates for appointment to the Board of Directors in fiscal 2014. Based on the considerations described above, the Nominating and Corporate Governance Committee nominated and the Board of Directors appointed Katherine Button Bell and Casey Sheahan as directors on September 10, 2014. Mr. Sheahan was recommended to the Nominating and Corporate Governance committee by an officer of the Company. Ms. Button Bell was recommended to the Nominating and Corporate Governance Committee by the Company's Chief Executive Officer.

Communications between Shareholders and the Board of Directors; Director Attendance at Annual Meetings

Shareholders may communicate with the Board of Directors by writing to the Board of Directors (or, at the shareholder’s option, to a specific director) care of the Secretary of the Company at Johnson Outdoors Inc., 555 Main Street, Suite 342, Racine, Wisconsin 53403. Subject to the conditions described below, the Secretary will ensure that this communication (assuming it is properly addressed to the Board of Directors or to a specific director) is delivered to the Board of Directors or the specified director, as the case may be. Each such communication should indicate that the sender is a shareholder of the Company and that the sender is directing the communication to one or more individual directors or to the Board of Directors as a whole.

All communications will be compiled by the Company’s Secretary and submitted to the Board of Directors or the individual directors on an as needed basis unless such communications are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or its business or communications that relate to improper or irrelevant topics. The Secretary may also attempt to handle a communication directly where appropriate, such as where the communication is a request for information about the Company or where it is a stock-related matter.

Directors are encouraged to attend the Company’s Annual Meeting of Shareholders. All of the incumbent directors serving as a director at the time of the meeting attended the Company’s Annual Meeting of Shareholders that occurred on February 26, 2014, with the exception of Mr. McCollum, who was out of the country, and Mr. London, due to an emergent situation.

Employee Code of Conduct and Code of Ethics and Procedures for Reporting of Accounting Concerns

The Company has adopted an Employee Code of Business Conduct (the “Code of Conduct”). The Company requires all directors, officers and employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires the Company’s directors, officers and employees to avoid conflicts of interest, comply with all applicable laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interests. The Company has placed a copy of the Code of Conduct on its website located at www.johnsonoutdoors.com. In addition, all directors, officers and salaried employees are required to complete compliance training on the Code of Conduct and certain other subjects on an annual basis.

The Company also adopted a Code of Ethics for the Chief Executive Officer and Senior Financial and Accounting Officers (the “Code of Ethics”), which governs the conduct of the Company’s Chief Executive Officer, Chief Financial Officer and its other senior financial and accounting officers and executives. The Code of Ethics supplements the Code of Conduct and is intended to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of conflicts of interest; provide full, fair, accurate, timely and understandable disclosure in the Company’s public documents; promote compliance with applicable laws and regulations; ensure the prompt reporting of violations of the Code of Ethics; and provide accountability for adherence to the Code of Ethics. The Company has placed a copy of the Code of Ethics on its website located at www.johnsonoutdoors.com. The Company intends to disclose any amendments to, or waivers from, the Code of Ethics on its corporate website.

In addition, the Company has adopted a set of Corporate Governance Guidelines.  The Corporate Governance Guidelines have been established to assist the Board of Directors in the exercise of its responsibilities and to reflect the Board’s commitment to monitoring the effectiveness of policy and decision making at both the Board and management levels.  The Corporate Governance Guidelines address issues such as composition of the Board, independence criteria for Board members, Board leadership, evaluating performance of the Board, directors’ responsibilities, the Board’s relationship with senior management, Committee matters and director continuing education.  The Company has placed a copy of the Corporate Governance Guidelines on its website located at www.johnsonoutdoors.com.

Further, the Company has established “whistle-blower procedures” which provide a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide protections to employees who report possible Company misconduct.

Assessing the Performance of the Board and Individual Directors

The Nominating and Corporate Governance Committee is responsible to report annually to the Board of Directors regarding the Committee’s assessment and evaluation of the performance of the Board as a whole. This report and assessment is discussed with the full Board and includes specific review of performance areas in which the Nominating and Corporate Governance Committee believes a better contribution could be made. The purpose of this assessment and evaluation is to increase the effectiveness of the Board as a whole and not necessarily to focus on individual Board members.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee is comprised of three members of the Company’s Board of Directors. Based upon the review described under “Corporate Governance Matters – Director Independence,” the Board of Directors has determined that each member of the Audit Committee is independent under the applicable standards and rules of the NASDAQ Stock Market and the rules of the SEC. The duties and responsibilities of the Company’s Audit Committee are set forth in the Audit Committee Charter, which may be found on the Company’s website at www.johnsonoutdoors.com.

In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with management, and the Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee has:

●	reviewed and discussed the Company’s audited financial statements for the fiscal year ended October 3, 2014, with the Company’s management and with the Company’s independent registered public accounting firm;

●	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS No. 61, “Communications with Audit Committees,” as amended (American Institute of Certified Public Accountants, Professional Standards Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

●	received and discussed with the Company’s independent registered public accounting firm the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

●	discussed with the independent registered public accounting firm without management present the firm’s independence.

Based upon the above-described review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2014 for filing with the SEC.

The Audit Committee of the Board of Directors

Terry E. London, Chairman
Thomas F. Pyle, Jr.
Edward F. Lang

Audit Committee Financial Expert

The Company’s Board of Directors has determined that one of the members of the Audit Committee, Terry E. London, qualifies as an “audit committee financial expert” as defined by the rules of the SEC based on his work experience and education.

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees the Company was billed for audit and non-audit services rendered by the Company’s independent registered public accounting firm, McGladrey LLP, during fiscal years 2014 and 2013.

	McGladrey LLP
Service Type	2014	2013
Audit Fees (1)	$965,400	$941,345
Audit-Related Fees(2)	-	$10,000
Tax Fees	$8,200	-
All Other Fees (3)	$39,100	$37,500
Total Fees Billed	$1,012,700	$988,845

(1)
Includes fees for: professional services rendered in connection with the audit of the Company’s financial statements for the fiscal years ended October 3, 2014 and September 27, 2013; the reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q during such fiscal years; and consents and assistance with documents filed by the Company with the SEC.  These fees include the services provided by affiliate firms as part of the consolidated audit and for foreign statutory audits.

(2)	Audit-related fees are principally comprised of fees for consultation with management as to the accounting or disclosure treatment of various transactions or events.

(3)	All other fees relate to the financial statement audits of the Company's three employee benefit plans, one of which is included on Form 11-K which is filed annually with the SEC.

The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of McGladrey LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s independent registered public accounting firm. These non-audit services are evaluated by the Audit Committee taking into account scope, fees, and applicable laws and regulations (including SEC rules) related to the independence of the independent registered public accounting firm. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting.

Each new engagement of the Company’s independent registered public accounting firm to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has appointed McGladrey LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending October 2, 2015.  Unless otherwise directed, proxies will be voted FOR the ratification of such appointment.

Although this appointment is not required to be submitted to a vote of shareholders, our Board of Directors believes it appropriate as a matter of policy to request that our shareholders ratify the appointment.  If shareholder ratification is not received, the Audit Committee will reconsider the appointment, and may retain that firm or another firm without resubmitting the matter to the Company’s shareholders.  Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different firm at any time during the fiscal year if it determines that such change would be in the Company’s best interests.

It is expected that a representative of McGladrey LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

If a quorum exists, the approval of the ratification of McGladrey LLP requires that the number of votes properly cast for this proposal exceed the number of votes properly cast against this proposal.  Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” ratification of the appointment of McGladrey LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending October 2, 2015.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth certain information as of November 28, 2014 regarding the beneficial ownership of each class of Company common stock by each director, each person known by the Company to own beneficially more than 5 percent of either class of the Company’s common stock (including any “group” as set forth in Section 13(d)(3) of the Exchange Act), each of the officers named in the Summary Compensation Table in this Proxy Statement (the “named executive officers”), and all directors and current executive officers as a group based upon information furnished by such persons or in information otherwise publicly available in filings with the SEC.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes, the persons listed below have sole voting and investment power over the shares beneficially owned. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of November 28, 2014 or restricted stock units (with each unit representing one share of Class A common stock issuable on such vesting date) which are vested or which vest within 60 days of November 28, 2014 are treated as outstanding and beneficially owned by the holder for the purpose of computing the percentage ownership of the holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person, except with respect to restricted stock units that have vested and been issued as shares of Class A common stock. The table lists applicable percentage ownership based on 8,769,426 shares of Class A common stock and 1,212,382 shares of Class B common stock outstanding as of November 28, 2014.

	Class A Common Stock(1)			Class B Common Stock(1)
Name and Address	Number of Shares		Percentage of Class Outstanding	Number of Shares		Percentage of Class Outstanding
Johnson Bank 555 Main Street Racine, Wisconsin 53403	2,907,028	(2)	33.1%	42,830	(2)	3.5%

Helen P. Johnson-Leipold 555 Main Street Racine, Wisconsin 53403	1,475,718	(3)	16.8%	1,168,366	(3)	96.4%

Dr. H. Fisk Johnson 555 Main Street Racine, Wisconsin 53403	838,205	(4)	9.6%	_		_

Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road Austin, Texas 78746	738,207	(5)	8.4%	–		–

David W. Johnson	52,889		*	_		_

Thomas F. Pyle, Jr.	47,787	(6)	*	–		–

John M. Fahey, Jr.	28,034	(7)	*	–		–

Terry E. London	22,941	(8)	*	–		–

W. Lee McCollum	18,279	(9)	*	–		–

Edward F. Lang	15,387	(10)	*	–		–

Katherine Button Bell	--		*	--		--

Richard ("Casey") Sheahan	--		*	--		--

All directors and current executive officers as a group (9 persons)	1,669,517		19.0%	1,168,366		96.4%
* The amount shown is less than 1 percent of the outstanding shares of such class.

(1)
Shares of Class B common stock (“Class B Shares”) are convertible on a share-for-share basis into shares of Class A common stock (“Class A Shares”) at any time at the discretion of the holder thereof. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Class A Shares. However, in order to avoid overstatement of the aggregate beneficial ownership of Class A Shares and Class B Shares, the Class A Shares reported in the table does not include Class A Shares which may be acquired upon the conversion of Class B Shares.

(2)
Johnson Bank reports sole voting and investment power with respect to 562,365 Class A Shares and 21,772 Class B Shares, and shared voting and investment power with respect to 2,344,663 Class A Shares and 21,058 Class B Shares. Of the 2,344,663 Class A Shares for which Johnson Bank reports shared voting and investment power, Ms. Johnson-Leipold also reports beneficial ownership of 1,039,873 of these shares and Dr. Johnson also reports beneficial ownership of 640,565 of these shares. Ms. Johnson-Leipold is indirectly the controlling shareholder of Johnson Bank.

(3)
Ms. Johnson-Leipold reports shared voting and investment power with respect to all of the Class A Shares (other than with respect to 321,381 Class A Shares). Ms. Johnson-Leipold beneficially owns such Class A Shares indirectly as the settlor and beneficiary of a trust and through such trust as a general partner of certain limited partnerships controlled by certain members of Samuel C. Johnson’s family or related entities (the “Johnson Family”) and as a controlling shareholder, with trusts for the benefit of the Johnson Family, of certain corporations. Of the 1,154,337 Class A shares for which Ms. Johnson-Leipold reports shared voting and investment power, Johnson Bank also reports beneficial ownership of 1,039,873 of these shares and Dr. Johnson also reports beneficial ownership of 29,308 of these shares. Ms. Johnson-Leipold reports sole voting and investment power with respect to 1,168,366 Class B Shares directly held by the Johnson Outdoors Inc. Class B Common Stock Voting Trust, of which she is voting trustee. The 321,381 Class A Shares for which Ms. Johnson-Leipold reports sole voting and investment power include 103,321 shares of restricted stock previously awarded to Ms. Johnson-Leipold.

(4)
Dr. Johnson reports sole voting and investment power with respect to 197,640 Class A Shares, which he holds directly, as the sole trustee of the Herbert F. Johnson Distributing Trust and as the controlling shareholder of S.C. Johnson & Son, Inc. Dr. Johnson reports shared voting and investment power with respect to 640,565 Class A Shares, which are held either by Dr. Johnson’s revocable trusts or by certain partnerships or corporations in which Dr. Johnson or his revocable trust are general partners or shareholders. Of the 640,565 Class A Shares for which Dr. Johnson reports shared voting and investment power, Johnson Bank reports beneficial ownership of all of these shares and Ms. Johnson-Leipold also reports beneficial ownership of 29,308 of these shares.

(5)
The information is based on a Schedule 13G/A dated December 31, 2013 and filed on February 10, 2014 by Dimensional Fund Advisors LP, a registered investment advisor (“Dimensional”), with the SEC reporting its beneficial ownership as of December 31, 2013. Dimensional is a registered investment adviser and reported sole voting power with respect to 730,605 of the reported shares and sole investment power with respect to all 738,207 of the voting shares.  Dimensional disclaims beneficial ownership of all of the reported shares, which are owned by advisory clients of Dimensional.

(6)	Includes options to acquire 2,304 Class A Shares, which options are exercisable within 60 days of November 28, 2014.

(7)
Includes options to acquire 2,304 Class A Shares, which options are exercisable within 60 days of November 28, 2014. Does not include 1,320 shares related to vested restricted stock units for which an election has been made to defer receipt of underlying shares.

(8)
Includes options to acquire 2,304 Class A Shares, which options are exercisable within 60 days of November 28, 2014. Does not include 1,320 shares related to vested restricted stock units for which an election has been made to defer receipt of underlying shares.

(9)
Includes options to acquire 2,304 Class A Shares, which options are exercisable within 60 days of November 28, 2014. Does not include 1,320 shares related to vested restricted stock units for which an election has been made to defer receipt of underlying shares.

(10)	Does not include 1,320 shares related to vested restricted stock units for which an election has been made to defer receipt of underlying shares.

At November 28, 2014, the Johnson Family beneficially owned 3,818,267 Class A Shares, or approximately 43.6% of the outstanding Class A Shares, and 1,211,196 Class B Shares, or approximately 99.9% of the outstanding Class B Shares.

EXECUTIVE OFFICERS

The following table provides information as of the date of this Proxy Statement about each of the Company’s current executive officers who are not nominees for election to the Board of Directors at the Annual Meeting.  The information presented includes information each executive officer has given the Company about his or her age and his or her principal occupation and business experience for the past five years:

Name	Age	Current Position	Other Positions
David W. Johnson	51	Vice President and Chief Financial Officer of the Company since November 2005.
From July 2005 to November 2005, Mr.  Johnson served as Interim Chief Financial Officer and Treasurer of the Company. From December 2001 to July 2005, he served as Director of Operations Analysis of the Company. Prior to joining the Company, Mr. Johnson was employed by Procter & Gamble in a series of finance positions with increasing responsibility.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis addresses the Company’s compensation philosophy, objectives, process and actions specific to fiscal 2014, and the first part of fiscal 2015 prior to the date of this Proxy Statement, for the Company’s current Chief Executive Officer and Chief Financial Officer.  Throughout this Proxy Statement, these two executive officers are referred to as the “named executive officers.”  Ultimate responsibility for establishing, implementing and monitoring the total compensation of the named executive officers rests with the Compensation Committee of the Board of Directors.  The named executive officers for fiscal 2014 were:

●	Helen P. Johnson-Leipold, Chairman of the Board and Chief Executive Officer; and

●	David W. Johnson, Vice President and Chief Financial Officer.

The compensation of these individuals is presented in the tables and other quantitative information that follows this section.

Our Compensation Philosophy

Johnson Outdoors believes it is important to provide compensation that at a minimum reflects base salary levels which are competitive with executive officers in other industry-related public companies of similar structure and size.  The Company further believes that it is appropriate and desirable to have meaningful incentive plans for our named executive officers to help attract and retain high performing individuals and drive positive economic performance and enhanced shareholder value.  Further, these performance based incentive plans should provide opportunities for the Company’s named executive officers to significantly augment their base compensation on a short-term and long-term basis.  This philosophy is the foundation for the following objectives.

Our Compensation Objectives

The objectives of the Compensation Committee in establishing compensation arrangements for the Company’s named executive officers are to:

●	Attract, retain and motivate qualified executive managers who are important to the success of Johnson Outdoors with a straightforward, understandable compensation program;

●	Provide strong financial incentives, at reasonable cost, for positive financial performance and enhanced value of a shareholders’ investment in the Company; and

●	Create compensation packages which provide strong incentives for long-term success and performance.

The compensation program that has been developed and implemented by the Compensation Committee to achieve these objectives has the following features:

●	The compensation paid to our named executive officers on a yearly basis consists mainly of three components – (1) base salary; (2) potential annual cash bonuses based on performance; and (3) equity compensation in the form of grants of shares of restricted stock which are tied to achieving certain short- and long-term performance criteria and which grants are subject to continued service-based vesting criteria. We currently provide our named executive officers with a very modest level of “perquisites” or other benefits that are not available to all of our employees. “All Other Compensation” reported in the Summary Compensation Table in this Proxy Statement constituted less than 5% of “Total Compensation” for our named executive officers during fiscal 2014.

●	Each named executive officer receives a base salary based on available comparable compensation data which we believe to be competitive and fair. See “Peer Group Benchmarking” below.

●	Total compensation is higher for individuals with greater responsibility and a greater ability to influence company-wide performance. In addition, the compensation program is designed so that a significant portion of total potential compensation for our named executive officers is at risk, in that it is contingent on actual company and personal performance.

●	Johnson Outdoors Inc. Worldwide Key Executives Discretionary Bonus Plan (the "Cash Bonus Plan") provides for annual bonus payouts based on (1) achieving specific company-wide objective financial criteria, including minimum financial performance targets that must be met as a condition to payouts under the Plan, and (2) achieving individual performance objectives.

●	The Johnson Outdoors Inc. Amended and Restated 2010 Long-Term Stock Incentive Plan (the “Stock Incentive Plan”) specifically prohibits discounted stock options.

●	Johnson Outdoors does not currently provide our named executive officers with any supplemental executive retirement plan or similar benefits or any severance or other special benefits (other than certain vesting of equity compensation under the terms of the Stock Incentive Plan) triggered by a change of control.

The above noted compensation program features are described in detail in the following sections of this Compensation Discussion and Analysis, entitled “Our Compensation Process,” “Peer Group and Benchmarking,” “Components of Executive Compensation” and “Change of Control and Severance Benefits.”

At our 2014 Annual Meeting of Shareholders, pursuant to a non-binding, advisory vote, shareholders approved the compensation of our named executive officers as disclosed in the Proxy Statement for the 2014 Annual Meeting by a vote of 19,857,978 shares in favor to 130,917 against (taking into account the fact that holders of Class B shares of common stock are entitled to 10 votes per share when voting together with holders of Class A shares of common stock).  The Compensation Committee has considered the results of this advisory shareholder vote and believes that it shows support by the shareholders for the Company’s compensation philosophy and the executive compensation programs that implement this compensation philosophy.  The Company has not significantly changed the executive compensation programs following this shareholder advisory vote.  The Company’s Board of Directors has determined that shareholder advisory votes on executive compensation will occur every year.  Accordingly, the next shareholder advisory vote on executive compensation will be held in connection with the 2015 Annual Meeting of Shareholders.

Our Compensation Process

Compensation for the Company’s named executive officers and, at the option of the Compensation Committee, other officers and senior managers, is evaluated and determined by the Compensation Committee of the Board of Directors.  The Compensation Committee consists of three independent directors under the applicable standards of the NASDAQ Stock Market.  Thomas F. Pyle, Jr. is the Chairman of the Compensation Committee and the other members of the Compensation Committee are Terry E. London and John M. Fahey, Jr.  Additional information regarding the Compensation Committee is disclosed under the section “Directors’ Meetings and Committees – Compensation Committee” included elsewhere in this Proxy Statement.

The Compensation Committee views compensation as an ongoing process and may convene special meetings in addition to its regularly scheduled meetings throughout the year for purposes of evaluation, planning and appropriate action.  Many key compensation decisions for a fiscal year are made during the fourth fiscal quarter of the prior fiscal year (typically in September) as the Compensation Committee sets certain compensation targets and objectives for the coming fiscal year.  Additional compensation decisions are made during the first quarter of the fiscal year as the Compensation Committee meets to review performance for the prior fiscal year and calculate and set target awards under the Stock Incentive Plan for the current fiscal year. Finally, at the first quarterly meeting held after the fiscal year (typically in December of the following fiscal year), the Compensation Committee reviews performance for the prior fiscal year and calculates and confirms bonus payouts, if any, under the Cash Bonus Plan with respect to the prior fiscal year, and calculates the number of restricted shares which are to be granted, if any, under the Stock Incentive Plan with respect to the target awards for the prior fiscal year. The Compensation Committee held four meetings during fiscal 2014, as well as a meeting held on December 2, 2014 (the first quarter of fiscal 2015) to review performance for fiscal 2014.  At each meeting, the Compensation Committee held an executive session without management present. The Compensation Committee receives and reviews materials in advance of each meeting, including materials that management believes will be helpful to the Committee as well as materials specifically requested by members of the Committee.

The Company’s management assists the Compensation Committee in its oversight and determination of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, assisting with establishing individual and company-wide performance targets and objectives, recommending salary levels and equity incentive grants, providing financial data on Company performance, providing calculations and reports on achievement of performance objectives and furnishing other information as requested by the Committee.  The Company’s Chief Executive Officer works with the Compensation Committee in making recommendations regarding overall compensation policies and plans as well as specific compensation levels for the Company’s executive officers and other key employees, other than the Chief Executive Officer.  Members of management who were present during Compensation Committee meetings held in fiscal 2014 and the first quarter of fiscal 2015 included the Company’s Chief Executive Officer, Chief Financial Officer, Vice President – Human Resources, and General Counsel.  The Compensation Committee makes all decisions regarding the compensation of the Company’s Chief Executive Officer without the Company’s Chief Executive Officer or any other member of the Company’s management present.

The Compensation Committee’s Charter authorizes the Committee to engage any compensation consultants and other advisers as the Committee may deem appropriate, and requires that the Company provide the Committee with adequate funding to engage any compensation consultants or other advisers the Committee deems it appropriate to engage.  During fiscal 2014, the Compensation Committee directly engaged Pearl Meyer & Partners ("PM&P") to assist the Company with reviewing its compensation practices and levels.  PM&P did not provide any other services to the Company or its affiliates during fiscal 2014 or during fiscal 2015 to date and the Company’s Compensation Committee determined that the engagement of PM&P to assist the Company with reviewing its compensation practices and levels did not implicate any conflicts of interest. See “Peer Group Benchmarking” below for additional information regarding this engagement.

Peer Group and Benchmarking

As noted above, during fiscal 2014 the Company engaged PM&P to prepare a comparative compensation report for the Compensation Committee to assist the Committee and the Company in setting compensation levels and targets for the named executive officers and others.

As part for the comparative review, PM&P assisted the Committee in a detailed review of the Company's peer group. Based upon the peer group review, the Committee decided to remove several peers whose business focus was less similar (Culp, Titan International, Graco, Blount International, Tennant, Stanley Furniture, and Methode Electronics) and add several new peers (Sturm, Ruger & Co., Smith & Wesson Holdings, iRobot, Delta Apparel, Twin Disc, Rocky Brands, and Black Diamond) whose business focus was more similar to the Company. The Committee also removed Under Armour due to its limited comparability in size. The resulting peer group approved by the Committee includes the following 15 companies:

Company	2013 Revenue(1)	2013 Assets(1)
G-III Apparel Group, Ltd.	$1,718	$831
Deckers Outdoor Corp.	$1,557	$1,064
Callaway Golf Co.	$843	$828
Arctic Cat Inc.	$730	$342
Sturm, Ruger & Co. Inc.	$688	$289
Smith & Wesson Holding Corporation	$588	$346
LeapFrog Enterprises Inc.	$554	$480
Delta Apparel Inc.	$490	$352
iRobot Corporation	$487	$411
Twin Disc, Incorporated	$285	$276
Rocky Brands, Inc.	$245	$205
Nautilus Inc.	$219	$138
Black Diamond, Inc.	$203	$321
Marine Products Corp.	$168	$108
Escalade Inc.	$164	$134

75th Percentile	$709	$445
50th Percentile	$490	$342
25th Percentile	$232	$241

Johnson Outdoors Inc.	$426	$349
Percentile Rank	41%	60%
(1) Numbers in thousands; revenue data is from 2013; asset figures as of March 31, 2014 or most recent quarter available.

While these peer group companies do not necessarily compete in the Company's specific industry, they generally have similar characteristics to Johnson Outdoors, including size and scale, consumer discretionary product focus, manufacturing of engineered products, and global operations. PM&P’s comparative compensation review was based upon publicly-disclosed data from this peer group, as well as general industry compensation survey data. The PM&P report included detailed analysis showing how the Company’s compensation elements for each of (a) the Company’s named executive officers and senior management, including the base salary, short- and long-term cash incentive compensation, equity incentive compensation and total compensation levels, and (b) the Company’s directors, including the cash, equity and total compensation levels, compared in each case to the peer group companies included within the benchmark data.  PM&P also provided the Compensation Committee with detailed analysis on the Company’s compensation programs regarding design, metrics and time horizons for incentive plan payouts (including long-term incentive vesting schedules) to evaluate how the Company’s programs compare with (i) the peer group companies and (ii) the consultant’s assessment of best practices.  PM&P further conducted an assessment of the bonus programs for employees at all levels pursuant to a request from the Compensation Committee to provide added visibility into how the Company’s compensation levels and programs compare with the peer group and what the trends are for levels below senior management.  Representatives of PM&P participated in two of the Compensation Committee’s meetings during fiscal 2014 to describe and discuss the results of their analysis.  The Compensation Committee used the results of this report and analysis in setting the compensation levels and target compensation awards, including performance and time-based vesting criteria, where applicable, for the Company’s named executive officers and directors for fiscal 2014 and 2015.  See “Components of Executive Compensation” below for additional information.

Components of Executive Compensation

For our named executive officers, the primary components of total compensation continue to be:

●	base salary;

●	annual incentive compensation bonuses under the Cash Bonus Plan; and

●	long-term incentive compensation in the form of equity awards granted under the Stock Incentive Plan.

The Compensation Committee evaluates targeted total compensation levels for the named executive officers as well as how each component fits within the targeted total compensation levels.  This evaluation is guided by the compensation objectives described above.  A large portion of potential compensation for the named executive officers is performance-based.  For performance-based compensation, the Company combines annual cash incentive bonuses that are tied to both short-term, company-wide measures of operating performance and individual performance goals with long-term equity compensation in the form of awards that are paid out in shares of restricted stock subject to performance and time-based vesting criteria.  The long-term equity compensation awards promote our executive retention objectives and provide an incentive for long-term appreciation in our stock price, whereas the annual cash incentive bonuses promote short-term financial growth and achievement of individual performance goals.

Base Salary.  Base salary is a key component of executive compensation. In determining base salaries, the Compensation Committee considers the named executive officer’s qualifications and experience, responsibilities, past performance and goals and objectives, together with salary levels for comparable positions at peer group companies and other similarly sized companies nationally, as displayed in the above-referenced Pearl Meyer & Partners comparative report. Historically, Johnson Outdoors has not entered into employment agreements with executive officers or senior managers. Accordingly, base salaries of the named executive officers are reviewed annually by the Compensation Committee and, based upon such review, the Compensation Committee determines whether any adjustments are necessary. Base salary levels for our named executive officers are generally positioned to be competitive with comparable positions in a general industry peer group that is reflective of the national labor market from which many companies recruit for executive and managerial talent. In determining salary adjustments for the named executive officers, the Compensation Committee considers various factors, including the individual’s performance and contribution, the average percentage pay level for similar positions and total Company performance. The Compensation Committee, where appropriate, also considers non-financial performance measures such as improvements in product quality, manufacturing efficiency gains, involvement in and the impact of strategic transactions and the enhancement of relations with our customers and employees. The Compensation Committee exercises discretion in setting base salaries within the guidelines discussed above.

As noted above, we do not provide any standard annual raises in the base salaries of the named executive officers. For fiscal 2014, the base salaries for Ms. Johnson-Leipold and Mr. Johnson were increased by the Compensation Committee based upon performance and market data received by the Compensation Committee in a report prepared by Pearl Meyer & Partners, our independent consultant. See “Peer Group Benchmarking” above.

Annual Incentive Bonuses.  The named executive officers and other officers and senior managers determined by the Compensation Committee are eligible to receive annual cash incentive bonuses under the Cash Bonus Plan.  While the Company principally relies on this Cash Bonus Plan for annual cash incentive bonuses, occasionally the Compensation Committee may decide to grant discretionary cash bonuses outside of this Plan based on special circumstances.  See “Discretionary Bonuses” below.

The purpose of using the Cash Bonus Plan is to drive continuous improvement year over year, enhance shareholder value and provide a framework for determining incentive compensation for our named executive officers and other officers and senior managers that financially rewards them for achieving various individual or Company performance objectives.  The annual cash incentive bonus under this bonus plan is generally comprised of the following two components:

●	individual pre-established objectives for a participant (the “individual component”); and

●	certain pre-determined Company financial performance goals (these Company financial goals are referred to as the “JVM component”).

The individual objectives are typically tied to financial performance measures that the participant can best impact, including profitability, working capital levels, sales growth, operational efficiency, market share growth, organizational development and innovation. For fiscal 2014, the individual objectives component constituted 15% of the named executive officers' total bonus opportunity under the Cash Bonus Plan.

The JVM or Company financial performance component promotes achieving Company-wide financial goals.  For fiscal 2014, we used a target level of net income and achieving a specified level of working capital as a percentage of sales as the Company-wide performance measures for the JVM component. The Compensation Committee’s purpose in using various performance measures for the Cash Bonus Plan is to support the attainment of increased shareholder returns while being able to respond to changes both in our business and the overall business environment each fiscal year. For fiscal 2014, the JVM or Company performance component constituted 85% of the named executive officers' total bonus opportunity under the Cash Bonus Plan.

Financial performance goals and individual objectives under the Cash Bonus Plan for the coming fiscal year are chosen and set annually by the Compensation Committee at the last quarterly Compensation Committee meeting for the prior fiscal year (typically occurring in September). Target bonus awards for the coming fiscal year for each named executive officer are also generally approved at this meeting.  Target awards for each participant range from 15% to 85% of the participant’s base salary. For fiscal 2014, the target was 85% of base salary for Ms. Johnson-Leipold and 55% of base salary for Mr. Johnson. The Compensation Committee believes these target award opportunities are competitive with industry practices as reflected by the PM&P’s comparative report described above.

The Compensation Committee retains the final authority to approve individual bonus payments after completion of the applicable fiscal year and may, in its sole discretion, reduce or eliminate bonuses which are otherwise earned during the fiscal year using the foregoing components or formula. In determining whether to reduce or eliminate a bonus which was otherwise earned during a given fiscal year, the Compensation Committee considers factors such as a minimum level of net income and return of profit to shareholders.

The current maximum amount payable under the Cash Bonus Plan during any fiscal year to any person whom the Compensation Committee considers a covered employee within the meaning of section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code") is equal to $2,000,000.

For the JVM component of the fiscal 2014 bonus, the eligible bonus could have been paid out from 0 to 200% of the target bonus award allocated to this component. The actual percentage earned inside this range is based on how well the Company performs compared to the goals for net income and working capital as a percentage of sales. For fiscal 2014, the Company recorded a one-time, non-cash impairment charge related to certain intangible assets of $8.5 million. As a result of this impairment charge, JVM was below goals and no bonuses were paid for this component in fiscal 2014.

With respect to the individual participant component of the annual bonus, payouts also range from 0 to 200% of the target bonus award allocated to this component.  The actual percentage earned inside this range is based on how well the individual objectives are satisfied compared to applicable goals.  For fiscal 2014, the individual objectives component of the bonus was paid at 90% of target bonus for Ms. Johnson-Leipold and 90% of target bonus for Mr. Johnson.

Accordingly, for fiscal 2014, the Compensation Committee paid the following annual incentive bonuses to the named executive officers under the Cash Bonus Plan:

Name	2014 Target Bonus - JVM Component		2014 Target Bonus - Individual Component
	Target	Payout	Target	Payout
Helen P. Johnson-Leipold	$466,403	$0	$82,306	$74,076
David W. Johnson	$147,557	$0	$26,039	$23,436

Discretionary Bonuses.  While the Company has principally relied on the formula-based Cash Bonus Plan, the named executive officers are eligible to receive discretionary cash bonuses awarded by the Compensation Committee.  These discretionary bonuses allow the Company to recognize extraordinary performance by the named executive officers and to have the flexibility to maintain competitive compensation when needed.  When determining whether to grant a discretionary bonus to a named executive officer, the Compensation Committee reviews his or her performance for the fiscal year and considers specific performance metrics for Johnson Outdoors for the fiscal year, such as stock performance or financial performance in key areas outside of the performance measures used for formula cash incentives, and other specific achievements during the fiscal year such as completed acquisitions or other significant strategic transactions or initiatives.

Revenue with respect to a product line acquired by the Company was lower than initially projected triggering a reevaluation of intangible assets with respect to the Outdoor Gear segment. As a result of this evaluation, the Company recorded a one-time, non-cash impairment charge of $8.5 million related to certain intangible assets during fiscal 2014. The JVM or Company financial performance component under the Cash Bonus Plan was not paid out as a result of this one-time charge. The Compensation Committee reviewed various other factors with respect to fiscal 2014, including Company performance, share performance, the non-cash nature of the impairment charge, the disproportionate impact of the impairment charge on Company performance, and the $1.6 million cash recovery relating to these intangible assets. In light of these factors, the Compensation Committee exercised its discretion to award a bonus of $457,075 to Ms. Johnson-Leipold and $144,606 to Mr. Johnson with respect to fiscal 2014.

Equity Based Compensation.  The Company believes that equity compensation is an effective means of aligning the long-term interests of Company employees, including the named executive officers, with Company shareholders.  The Stock Incentive Plan authorizes the Compensation Committee to issue stock options and restricted stock, as well as other forms of equity incentive compensation.  Over recent periods, awards to the named executive officers under the Stock Incentive Plan have consisted solely of shares of restricted stock.

In connection with setting equity awards, the Compensation Committee typically splits the award between two separate components, with fifty percent of the award tied to retention objectives and the remaining fifty percent of the award tied to achieving a specified level of financial performance for the Company.

With respect to the half of the equity award that is tied to Company performance, the Compensation Committee establishes pre-determined financial performance goals for the Company at the last quarterly Compensation Committee meeting held during the prior fiscal year (typically in September).  The amount of the target award for each participant is set by the Compensation Committee during the first quarterly Compensation Committee meeting held during the fiscal year (typically in December).

Typically, the financial performance goals are based on the Company's economic value added for that fiscal year (called "Johnson Value Added" or "JVA"). JVA for fiscal 2014 was equal to Company Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA) for the fiscal year, less a capital charge equal to the sum of Company Average Beginning Net Working Capital and Average Beginning Fixed Assets, multiplied by the Company’s Cost of Capital (i.e., JVA=EBITDA-((Average Beginning Net Working Capital + Average Beginning Fixed Assets) x Cost of Capital).  Note that beginning in fiscal 2015, JVA will be defined on an after-tax basis, using Net Operating Profit After Tax (NOPAT) in place of EBITDA. The Company’s Cost of Capital is determined by the Compensation Committee at the beginning of each fiscal year.  The Committee typically sets the Cost of Capital at a level determined by using a market-based cost of capital analysis of companies in the outdoor products industry.  The Compensation Committee has the discretion to use other methods to determine the Cost of Capital.  The use of JVA is intended to align compensation awards to the named executive officers with increases in shareholder value.

The actual amount earned under the portion of the equity awards tied to Company performance can range from 50% to 150% of the target award amount, based on the level of JVA generated during the fiscal year, compared to the JVA goal. No awards would be earned if JVA generated in a fiscal year was less than 50% of goal during the applicable fiscal year.  The actual number of shares of restricted stock granted to the named executive officers is based upon the final amount of the award that is earned divided by the grant date fair value per share of the Company's Class A common stock, as determined pursuant to Accounting Standards Codification Topic 718-10 (formerly SFAS No. 123R), as of the close of trading on the date the Compensation Committee makes the grants.  These awards, if earned, are paid in shares of Company restricted stock, with additional time based vesting requirements after the shares are earned and granted.  The additional time-based vesting requirement has been set at two years, so a total of three years passes from the date of making the original award to the date the awards are earned and any shares that are granted become vested.

With respect to the half of the equity award that is retention-based, the Compensation Committee establishes the amount of the target award at its first quarterly Compensation Committee meeting held during the fiscal year (typically in December).  The Compensation Committee reviews Company and participant performance for the fiscal year.  The Compensation Committee has discretion, depending upon Company and participant performance for the applicable fiscal year, to reduce the value of the equity award which is tied to the Company’s retention objectives. Any restricted shares which may be granted for this retention component are subject to at least four year cliff vesting periods from the date of grant.

On December 3, 2013, with respect to the performance-based portion of the equity awards, the Compensation Committee established a performance award target of $222,300 for Ms. Johnson-Leipold and $65,000 for Mr. Johnson. The amount actually earned under these awards could range from 50% to 150% of the target award amount based on a level of JVA generated during fiscal 2014, which ranged from 50% to 250% of the JVA goal. The fiscal 2014 JVA performance goals were not achieved as a result of a one-time, non-cash impairment charge of $8.5 million related to certain intangible assets. The JVA or Company financial performance component was not awarded as a result of this one-time, non-cash charge. The Compensation Committee reviewed various other factors with respect to fiscal 2014, including Company performance, share performance, the non-cash nature of the impairment charge, the disproportionate impact of the impairment charge on Company performance, and the $1.6 million cash recovery relating to these intangible assets. In light of these factors, the Compensation Committee exercised its discretion to award a restricted stock grant at a level of 82% of established target levels. Accordingly, the value of the restricted stock award was granted at 82% of the targeted levels or $182,286 for Ms. Johnson-Leipold and $53,300 for Mr. Johnson. Based upon a grant date fair value per share of $30.05, the Compensation Committee made grants on December 2, 2014 of 6,066 shares to Ms. Johnson-Leipold and 1,774 shares to Mr. Johnson. These shares of restricted stock vest on December 2, 2016, the second anniversary of the grant date.

For fiscal 2014, the target value for the retention award was equal to $222,300 for Ms. Johnson-Leipold and $65,000 for Mr. Johnson. Based upon a grant date fair value per share of $30.05, the Compensation Committee made grants of retention based restricted stock on December 2, 2014 at 100% of target levels or 7,398 shares to Ms. Johnson-Leipold and 2,163 shares to Mr. Johnson.   These shares of restricted stock vest on December 2, 2018, the fourth anniversary of the grant date.

Perquisites and Other Compensation. The named executive officers participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, including participation in medical, health, dental, disability, life insurance, 401(k) plans and other qualified and non-qualified retirement plans. These benefits are included in the Summary Compensation Table provided below under the “All Other Compensation” column. In addition, named executive officers also participate in the Company's discretionary Executive Flexible Spending Account Plan which provides for reimbursement for certain expenses that are applicable to an executive’s personal financial planning and/or for purchases of business equipment by named executive officers for business needs. This program is available to other key executives as well and the amounts typically range from $5,000 to $8,500 of potential reimbursement each calendar year, provided the eligible participant submits the appropriate documentation. Any applicable reimbursement under this plan would generally be taxable income. See the notes to the Summary Compensation Table for additional information on payments to the named executive officers during fiscal 2014 in connection with this compensation program.

Change of Control and Severance Benefits

Historically, Johnson Outdoors has not entered into employment agreements with any named executive officers and does not have contractual obligations to provide severance benefits to either of the named executive officers. In the past, Johnson Outdoors has negotiated payment of certain severance benefits on a case-by-case basis with terminated named executive officers. The amount and type of severance benefits provided to these former named executive officers has depended upon the circumstances of the termination, the position of the former named executive officer and certain other performance-related factors. Should Johnson Outdoors pay severance benefits in the future to former named executive officers, we expect to do so on a case-by-case basis in accordance with prior practice.

Tax and Accounting Considerations

Code section 162(m) generally disallows a tax deduction to a public corporation for non-performance-based compensation over $1,000,000 paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the four other most highly compensated executive officers, excluding the principal financial officer. Most grants under the Stock Incentive Plan and Cash Bonus Plan are intended to satisfy the requirements for “performance-based compensation” under Code section 162(m), including the requirement that such plans be approved by shareholders. As a result, the Compensation Committee believes that such awards under these plans intended to satisfy the requirements for “performance-based compensation” under Code section 162(m) will not count against the $1,000,000 limit and will be deductible by Johnson Outdoors. Other grants or compensation paid or imputed to individual executive officers covered by Code section 162(m) may not satisfy the requirements for “performance-based compensation” and may cause “non-performance-based compensation” to exceed the $1,000,000 limit, and would then not be deductible by Johnson Outdoors to the extent it exceeds the $1,000,000 limit. Although the Compensation Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the shareholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the Compensation Committee may approve compensation that is not fully deductible.

Timing of Restricted Stock Grants

Generally, grants of shares of restricted stock to employees (other than inducement grants to new employees) are made annually on the date of the first quarterly meeting of the Compensation Committee held in December of each year, after prior fiscal year earnings have been determined, and the amount of the actual grant can be calculated. The grant date is always the date of approval of the grant by the Compensation Committee. Accordingly, to maintain flexibility and promote retention or individual goals, other compensation arrangements such as restricted stock grants and certain annual incentive cash payments are not designed to satisfy the conditions of Code section 162(m) and therefore may not be deductible.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with our management and, based on such review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:

Thomas F. Pyle, Jr. (Chairman)
John M. Fahey, Jr.
Terry E. London

Summary Compensation Table

The following table provides information for fiscal 2014, 2013, and 2012 concerning the compensation paid by Johnson Outdoors to the individual who served as our principal executive officer during fiscal 2014 and the person who served as our principal financial officer in fiscal 2014.  We refer to these two executive officers as our “named executive officers” in this Proxy Statement.

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Comp. (3)	All Other Comp. (4)	Total
Helen P. Johnson-Leipold, Chairman and Chief Executive Officer	2014	$645,540	$531,151	$469,053	$0	$55,866	$1,701,610
	2013	$621,971	$63,441	$526,740	$898,748	$56,532	$2,167,432
	2012	$605,488	$49,385	$335,673	$482,498	$52,264	$1,525,308
David W. Johnson, Vice President and Chief Financial Officer	2014	$315,630	$168,042	$137,150	$0	$34,722	$655,543
	2013	$303,368	$25,028	$154,007	$283,650	$33,413	$799,466
	2012	$295,322	$21,928	$98,150	$172,579	$29,865	$617,844

(1)
The named executive officers are eligible to receive annual incentive cash bonuses under the Cash Bonus Plan. The award of annual incentive cash bonuses under the Cash Bonus Plan is generally comprised of two components. The first component is based on the executive achieving pre-established individual objectives. The second component is based on the Company achieving specified financial performance component. The amounts in this column reflect the individual objectives component of the named executive officer’s annual bonus under the Cash Bonus Plan. The second component based on the Company achieving specified financial performance measures is included in the column under the heading “Non-equity Incentive Plan Comp.” when the specified financial performance measures are met.

In determining each named executive officer’s annual incentive cash bonus amount for fiscal 2014, 2013 and 2012 performance, our Compensation Committee allocated 15% of the target bonus to achieving the pre-established individual objectives component, and 85% to the Company achieving specified financial performance component. For each of the individual objectives component and the Company financial performance component of our annual bonus under the Cash Bonus Plan, the eligible bonus can be paid out from 0-200% of the target bonus amount for that component. The target bonus amounts for 2014, 2013 and 2012 for Ms. Johnson-Leipold were $548,709, $528,675 and $454,116 and for Mr. Johnson were $173,596, $166,853 and $162,427, respectively. If either or both components (individual objectives component and Company financial performance component) are achieved at targeted performance levels, the payout equals 100% of the eligible bonus for such component.

For fiscal 2014, 2013 and 2012, the annual cash bonus under the Cash Bonus Plan with respect to achieving the individual objectives component was $74,076, $63,441 and $49,385 for Ms. Johnson-Leipold and $23,436, $25,028 and $21,928 for Mr. Johnson, respectively.

For fiscal 2014, 2013 and 2012, the annual cash bonus under the Cash Bonus Plan with respect to achieving the Company financial performance component related to achieving a minimum level of net income and achieving a specified level of working capital as a percentage of sales. Because the payment of the remaining portion of the cash bonus for fiscal 2014 was made in the discretion of the Compensation Committee, the full amount of the bonus for fiscal 2014 is included in this column and not in the column "Non-equity Incentive Plan Compensation". For fiscal 2014, the Company paid discretionary bonuses of $457,075 to Ms. Johnson-Leipold and $144,606 to Mr. Johnson. See footnote (3) below for a discussion of the payouts during fiscal 2013 and 2012 to the named executive officers in connection with this Company financial performance component.

(2)
The amounts in this column reflect the dollar value of long-term equity based compensation awards pursuant to the Stock Incentive Plan granted during the fiscal years indicated in the table. These amounts for each of fiscal 2014, 2013 and 2012 equal the grant date fair value of shares of restricted stock, computed in accordance with FASB Accounting Standards Codification Topic 718-10, on the date the shares of restricted stock were granted. Assumptions used in the calculation of the grant date fair value are included under the caption “Stock Ownership Plans” in the Notes to the Company’s Consolidated Financial Statements in the fiscal 2014 Annual Report on Form 10-K filed with the SEC on December 5, 2014 and such information is incorporated herein by reference.

(3)
This column includes the dollar value of all amounts earned by the named executive officers under our Cash Bonus Plan which are based upon the specified Company financial performance component for the applicable fiscal year. For fiscal 2013 and 2012, both of the Company’s financial performance measures were exceeded and, therefore, payout amounts are included in this column.  For fiscal 2013 and 2012, the annual cash bonus under the Cash Bonus Plan with respect to achieving the Company financial performance component was $898,748 and $482,498 for Ms. Johnson-Leipold and $283,650 and $172,579 for Mr. Johnson, respectively. For fiscal 2014, no amounts were earned by or paid to the named executive officers under our Cash Bonus Plan with respect to the Company financial performance component.

(4)
The table below shows the components of this column, which include an approved match for each named executive officer’s 401(k) plan contributions, approved contributions credited to the individual’s qualified retirement plan, approved contributions to the individual’s non-qualified retirement plan account and perquisites provided to each individual for fiscal 2014, 2013 and 2012, respectively.

Name	Year	401(k) Match	Qualified Plan Contributions	Non-Qualified Plan Contributions	Perquisites(a)	Total “All Other Compensation”
Helen P. Johnson-Leipold	2014	$7,800	$10,200	$28,865	$9,000	$55,865
	2013	$7,650	$10,000	$30,382	$8,500	$56,532
	2012	$7,500	$9,800	$26,464	$8,500	$52,264
David W. Johnson	2014	$8,261	$10,200	$9,260	$7,000	$34,721
	2013	$7,324	$10,000	$7,740	$8,349	$33,413
	2012	$7,558	$9,800	$6,167	$6,340	$29,865

(a)
Perquisites consist of reimbursements made to the named executive officer under the Executive Flexible Spending Account Plan for personal financial planning services, for purchases of business equipment for business needs and/or for certain association membership dues. Ms. Johnson-Leipold is allowed reimbursements of up to $8,500 per calendar year for covered expenses. Mr. Johnson is allowed reimbursements of up to $7,000 per calendar year for covered expenses.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during fiscal 2014, including equity-based, non-equity based and other plan-based awards.  Disclosure on a separate line item is provided for each grant made to a named executive officer during the fiscal year.  Non-equity incentive plan awards are awards that are not subject to FASB Accounting Standards Codification Topic 718 and are intended to serve as an incentive for performance to occur over a specified period, and include performance bonus awards under the Cash Bonus Plan.  We have not granted any stock options or equity incentive-based awards, which are equity awards subject to a performance condition or a market condition as those terms are defined by FASB Accounting Standards Codification Topic 718.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards (4)
		Threshold	Target	Maximum
Helen P. Johnson-Leipold	12/3/2013	---	---	---	8,908(2)	$246,753
	12/3/2013	---	---	---	8,025(3)	$222,300
	---	$438,967	$548,709	$1,097,418	---	---
David W. Johnson	12/3/2013	---	---	---	2,605(2)	$72,150
	12/3/2013	---	---	---	2,347(3)	$65,000
	---	$121,518	$173,596	$347,193	---	---

1.
These amounts show the range of payouts targeted for fiscal 2014 performance under the Cash Bonus Plan as described in the section of this Proxy Statement titled “Compensation Discussion and Analysis.” The Cash Bonus Plan entitles participants to earn bonus awards based upon Company financial performance and the participant's individual objectives for a given fiscal year.  The targeted bonus amounts are equal to a percentage of the named executive officer’s base salary. The target was set at 85% of the base salary for Ms. Johnson-Leipold and 55% of the base salary for Mr. Johnson for fiscal 2014. For both the individual objectives component and the Company financial performance component of our annual bonus under the Cash Bonus Plan, the eligible bonus can be paid out from 0-200% of the target bonus amount for that component. The target eligible bonus amounts for fiscal 2014 are set in the table above and represent the aggregate target under both the Company performance component and the individual objectives component. If either or both components are met at targeted performance levels, the payout equals 100% of the eligible bonus for such component. A participant may earn up to a maximum of 200% of the target bonus amount if the Company and individual performance components are met at 160% of goal. The amount under the column “Maximum” is limited to 200% of the target bonus award. See the following sections for additional information: “Summary Compensation Table” and “Compensation Discussion and Analysis.”

2.
The restricted stock award was granted on December 3, 2013 (during fiscal 2014 but based on fiscal 2013 performance) and vests on December 3, 2015, the second anniversary of the grant date.  On December 4, 2012, our Compensation Committee established a performance award target for fiscal 2013 of $222,300 for Ms. Johnson-Leipold and $65,000 for Mr. Johnson. These awards, if earned, were required to be paid in the form of shares of restricted stock with two-year vesting, if a minimum level of JVA was achieved by the end of fiscal 2013. The amount earned under these awards could range from 50 percent to 150 percent of the target amount based on a level of JVA generated during fiscal 2013, which ranged from 50 percent to 250 percent of the JVA goal. No awards would be earned if JVA generated in fiscal 2013 was less than 50 percent of goal for the applicable period.  Based upon our results for fiscal 2013, on December 3, 2013 the Compensation Committee determined that the performance award goals were achieved at a level of 134% of the goal.  Accordingly, the value of the restricted stock award was granted at 111% of the targeted levels or $246,753 for Ms. Johnson-Leipold and $72,150 for Mr. Johnson.  Based upon a grant date fair value per share of $27.70, we made grants of shares of restricted stock on December 3, 2013 of 8,908 shares to Ms. Johnson-Leipold and 2,605 shares to Mr. Johnson.  While this award was based on fiscal 2013 performance, the grant appears in this table since the actual grant was made in fiscal 2014.

3.
The restricted stock award was granted on December 3, 2013 and vests on December 3, 2017, the fourth anniversary of the grant date. These awards were issued by the Compensation Committee to further the Company's retention objectives and were based upon a target award value of $222,300 for Ms. Johnson-Leipold and $65,000 for Mr. Johnson established by the Compensation Committee on December 4, 2012.  On December 3, 2013 the Compensation Committee approved the payment of the award at the target level with the number shares of restricted stock issued under the award being based upon the grant date fair value per share of $27.70 as of December 3, 2013.

4.
The value of the restricted stock is based upon the December 3, 2013 grant date fair value of $27.70 per share for each share of restricted stock, determined pursuant to FASB Accounting Standards Codification Topic 718.  The grant date fair value is the amount the Company expenses in the financial statements over the award’s vesting schedule.  See the Notes to the Consolidated Financial Statements in the fiscal year 2014 Annual Report on Form 10-K filed with the SEC on December 5, 2014 for the assumptions relied on in determining the value of these awards.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding unvested shares of restricted stock held by the named executive officers at October 3, 2014. Neither of the named executive officers held any unexercised stock options as of October 3, 2014.

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (1)
Helen P. Johnson-Leipold	8,908	(2)	$246,753
	7,051	(3)	$187,557
	22,989	(4)	$611,507
	8,025	(5)	$222,300
	17,015	(6)	$452,599
	13,825	(8)	$367,745
	14,745	(9)	$392,217
	10,763	(10)	$286,296
David W. Johnson	2,605	(2)	$72,150
	2,062	(3)	$54,849
	6,388	(4)	$169,921
	2,347	(5)	$65,000
	4,975	(6)	$132,335
	19,634	(7)	$522,264
	4,042	(8)	$107,517
	4,311	(9)	$114,673
	3,147	(10)	$83,710

(1)	Market value equals the closing per share market price of our Class A common stock on October 3, 2014, which was $25.78, multiplied by the number of shares of restricted stock.

(2)	The shares of restricted stock vest on December 3, 2015, the second anniversary of the grant date.

(3)	The shares of restricted stock vest on December 5, 2014, the third anniversary of the grant date.

(4)	The shares of restricted stock vest on December 7, 2014, the fifth anniversary of the grant date.

(5)	The shares of restricted stock vest on December 3, 2017, the fourth anniversary of the grant date.

(6)	The shares of restricted stock vest on December 6, 2015, the fifth anniversary of the grant date.

(7)	The shares of restricted stock vest on June 23, 2015, the fourth anniversary of the grant date.

(8)	The shares of restricted stock vest on December 5, 2016, the fifth anniversary of the grant date.

(9)	The shares of restricted stock vest on December 4, 2015, the third anniversary of the grant date.

(10)	The shares of restricted stock vest on December 4, 2016, the fourth anniversary of the grant date.

Option Exercises and Stock Vested

The following table sets forth information relating to the restricted stock awards that vested during fiscal 2014 for each of the named executive officers on an aggregate basis.  No common stock options were exercised by the named executive officers during fiscal 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Helen P. Johnson-Leipold	42,944	1,107,878
David W. Johnson	12,302	316,884

(1)
Value realized equals the closing market price of our Class A common stock as of the vesting date or, if not a trading date, on the last preceding trading date, multiplied by the number of shares that vested on such date.

Non-Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Helen P. Johnson-Leipold	$157,772	$28,865	$333,622	N/A	$3,062,120
David W. Johnson	$34,696	$9,260	$31,521	N/A	$302,474

(1)
The amounts included in the column titled “Registrant Contributions in Last Fiscal Year” for each named executive officer are included in the “All Other Compensation” column of the Summary Compensation Table.

(2)	None of the earnings on assets in the Nonqualified Deferred Compensation Plan were above market or preferential.

A description of our Nonqualified Deferred Compensation Plan is provided below under the heading “Nonqualified Deferred Compensation.”

Employment Agreements

The Company has not entered into any employment agreements with the named executive officers.

Post-Employment Compensation

Pension Benefits

Currently, Johnson Outdoors does not provide the named executive officers with pension benefits. U.S.-based executive officers are eligible to participate in the Johnson Outdoors Retirement and Savings 401(k) Plan on the same terms as other U.S.-based employees. In any plan year, the Company may make matching contributions to a participant’s account equal to three percent on the first six percent of an employee’s annual wages. All named executive officers participated in the 401(k) Plan during fiscal 2014 and received Company provided matching contributions.  In addition, the Company also has a discretionary retirement contribution component to its 401(k) program in which the named executive officers are also eligible to participate.  Under this component, a discretionary retirement savings contribution can be made to the participant’s 401(k) Plan account.  This discretionary contribution ranges from 0-6% of an employee’s eligible base calendar year earnings.  The Company made a discretionary contribution of 3% in March 2014 for all participants.

Non-Qualified Deferred Compensation

The Johnson Outdoors’ Deferred Compensation Plan was amended and restated on September 18, 2007. The Non-Qualified Deferred Compensation Plan provides an opportunity for the named executive officers to defer a portion of their compensation and uses such deferral to encourage the continued loyalty and service of such persons to the Company. Eligible participants of this plan are designated by the Compensation Committee as Highly Compensated Employees (HCE) under the definition of the Internal Revenue Code. A participant’s election shall specify the percentage (in increments of one percent to a maximum of 13 percent) of the participant’s base compensation. Participants may also specify the percentage (in increments of one percent to a maximum of seven percent) of their cash bonus for deferral under the plan. A participant who makes a bonus deferral under this plan may be entitled to a matching contribution credit, determined and credited following the conclusion of each plan year, equal to 50 percent of the first six percent of the participant’s annual bonus award that the participant elects to have contributed to his/her account as a bonus deferral. Participants designate how his or her account shall be deemed to be invested among the investment options. Each day that the U.S. financial markets are open, the account of each participant will be credited (or charged) based upon the investment gain (or loss) that the participant would have realized with respect to his or her account since the immediately preceding valuation date had the account been invested in accordance with the participant’s investment election. The named executive officers have made elections for distributions allowed by the Non-Qualified Deferred Compensation Plan upon separation from service. The distribution of the named participant’s pre-2005 account, if applicable, would be made or commence on the first day of the month that is at least 60 days following the date the participant separates from service. Named participants’ post-2004 account distributions, if applicable, would commence on the first day of the month following the six month anniversary of the participant’s separation from service.

Potential Payments/Benefits Upon Termination or Change of Control

Pursuant to the terms of the Stock Incentive Plan, the Compensation Committee in its discretion may, at the time of an award or at any time thereafter, provide for the immediate vesting of all outstanding stock options and retention-based shares of restricted stock upon a change of control of the Company. The grant agreements for shares of restricted stock have generally provided for immediate vesting upon a change of control of the Company. The following table sets forth the unvested stock options and shares of restricted stock held by the named executive officers as of October 3, 2014 that would become vested as of such date in the event of a change of control of Johnson Outdoors.

Named Executive Officer	Number of Shares Underlying Unvested Options	Unrealized Value Of Unvested Options (1)	Number of Restricted Shares that are Unvested	Unrealized Value of Unvested Restricted Stock (2)
Helen P. Johnson-Leipold	--	$--	103,321	$2,663,615
David W. Johnson	--	$--	49,511	$1,276,394

(1)	The named executive officers held no unvested options at fiscal year-end. Had they held unvested optionsat year end, unrealized value would equal the closing market value of the Class A common stock as of October 3, 2014, minus the exercise price, multiplied by the number of unvested shares of the Class A common stock as of such date. The closing market value of the Class A common stock on October 3, 2014 was $25.78.

(2)	Unrealized value equals the closing per share market value of the Class A common stock as of October 3,2014, multiplied by the number of unvested shares of the Class A common stock as of such date. Theclosing market value of the Class A common stock on October 3, 2014 was $25.78.

DIRECTOR COMPENSATION

Johnson Outdoors uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. Each director who is not an employee of Johnson Outdoors or one of its subsidiaries (“an outside director”) is entitled to receive an annual retainer of $35,000 and, generally, $1,500 for each meeting of the Board of Directors or committee he or she attends (non-committee board members receive 75 percent of this amount when such individuals are asked to attend a committee meeting). The Vice Chairman of the Board of Directors receives an additional annual retainer of $40,000. The Audit Committee chairman receives an additional annual retainer of $10,000; the chairs of all other committees of the Board of Directors receive an additional annual retainer of $5,000 for each committee chaired by the director.

In connection with the 2012 Annual Meeting of Shareholders, the Board of Directors and the Company’s shareholders approved the Johnson Outdoors Inc. 2012 Non-Employee Director Stock Ownership Plan. This plan replaced the Company’s 2003 Non-Employee Director Stock Ownership Plan. The 2012 Non-Employee Director Stock Ownership Plan provides compensation to outside directors. Directors who are not outside directors receive no additional compensation for service as members of the Board of Directors or of any Board committees. All directors in fiscal 2014 were outside directors other than Helen P. Johnson-Leipold, the Company’s Chairman and Chief Executive Officer. The 2012 Non-Employee Director Stock Ownership Plan provides for up to 50,000 shares of the Company’s Class A common stock to be issued to outside directors, which number is subject to adjustment as provided by the plan. The plan provides that upon first being elected or appointed as one of the Company’s directors, and thereafter on the first business day after the annual meeting of shareholders, the Company has the option of granting equity awards to such persons containing a value determined by the Compensation Committee.  Equity awards may be granted under the plan in the form of stock options, shares of restricted stock or restricted stock units.

The award under the 2012 Non-Employee Director Stock Ownership Plan is intended to deliver a greater portion of director compensation in the form of equity, with the amount on the date of the award being equal to a value or amount determined by the Compensation Committee (which has been set to equal $35,000) and the shares of restricted stock being valued at their fair market value per share on the date of the award or, in the case of restricted stock units, at the fair market value per share of the underlying Class A common stock on the date of the award.

Director Summary Compensation Table

The following table provides information concerning the compensation paid by Johnson Outdoors in fiscal 2014 to each of the outside directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Thomas F. Pyle, Jr.	$108,500	$34,998	$143,498
John M. Fahey, Jr.	$59,125	$34,998	$94,123
Terry E. London	$73,125	$34,998	$108,123
W. Lee McCollum	$51,125	$34,998	$86,123
Edward F. Lang	$62,000	$34,998	$96,998
Richard Casey Sheahan	$11,375	$35,012	$46,387
Katherine Button Bell	$11,375	$35,012	$46,387

(1)
The amounts in this column reflect the dollar value of long-term equity based compensation awards granted pursuant to our 2012 Non-Employee Director Stock Ownership Plan during fiscal 2014.  These amounts equal the grant date fair value of shares of restricted stock in the case of an award of shares of restricted stock or the grant date fair value of the underlying shares of restricted stock in the case of an award of restricted stock units, computed in each case in accordance with FASB Accounting Standards Codification Topic 718-10.  Assumptions used in the calculation of the grant date fair value are included under the caption “Stock Ownership Plans” in the Notes to our Consolidated Financial Statements in the fiscal 2014 Annual Report on Form 10-K filed with the SEC on  December 5, 2014 and such information is incorporated herein by reference.

The following table provides certain information regarding restricted stock units issued to our outside directors in fiscal 2014 pursuant to the 2012 Non-Employee Director Stock Ownership Plan. The restricted stock units all vest on the first anniversary of the date of grant (i.e., February 27, 2015 or September 10, 2015, as applicable).  Each restricted stock unit represents one share of Class A common stock issuable on such vesting date.

Director	Number of Shares	Grant Date	Grant Date Fair Market Value (*)
Thomas F. Pyle, Jr.	1,608	2/27/2014	$34,998
John M. Fahey, Jr.	1,608	2/27/2014	$34,998
Terry E. London	1,608	2/27/2014	$34,998
W. Lee McCollum	1,608	2/27/2014	$34,998
Edward F. Lang	1,608	2/27/2014	$34,998
Richard Casey Sheahan	1,376	9/10/2014	$35,012
Katherine Button Bell	1,376	9/10/2014	$35,012

*
The value of the award is based upon the grant date fair value of the award determined in accordance with FASB Accounting Standards Codification Topic 718-10. See Note 10 to our consolidated financial statements filed with the SEC on December 5, 2014 as part of the Annual Report on Form 10-K for the assumptions relied on in determining the value of these awards.

The following table identifies the aggregate number of stock options, shares of restricted Class A common stock (all of which are fully vested as of October 3, 2014) and shares of Class A common stock underlying unvested restricted stock units held by each outside director as of October 3, 2014:

Name of Outside Director	Number of Shares of Class A Common Stock Subject to Common Stock Options Outstanding as of October 3, 2014	Number of Shares of Restricted Class A Common Stock Outstanding as of October 3, 2014	Number of Restricted Stock Units Outstanding as of October 3, 2014
Thomas F. Pyle, Jr.	2,304	23,637	1,608
John M. Fahey, Jr.	2,304	19,885	1,608
Terry E. London	2,304	20,637	1,608
W. Lee McCollum	2,304	15,975	1,608
Edward F. Lang	----	15,387	1,608
Richard Casey Sheahan	----	----	1,376
Katherine Button Bell	----	----	1,376

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

The Company purchases certain services primarily from S.C. Johnson & Son, Inc. (“S.C. Johnson”) and, to a lesser extent, from other organizations controlled by Johnson Family members (including Ms. Johnson-Leipold) and other related parties. For example, the Company leases its headquarters facility from Johnson Financial Group and S.C. Johnson provides the Company with (1) administrative services, conference facilities and transportation services, (2) information processing, and (3) from time to time, certain loaned employees. The Company believes that the amounts paid to these organizations are no greater than the fair market value of the services. The total amount incurred by the Company for the foregoing services during fiscal 2014 was approximately $1,270,000.

Review and Approval of Related Person Transactions

The charter for the Audit Committee provides that it is responsible for the review and approval of related party transactions in accordance with NASDAQ listing requirements. Based upon the Audit Committee’s review, the Company believes that all related person transactions described above were at arms-length and contained terms that were no less favorable than what could have been obtained from an unaffiliated third party. The Board of Directors has adopted a formal written set of policies and procedures for the review, approval and ratification of related person transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and more than 10 percent shareholders to file with the SEC reports on prescribed forms of their beneficial ownership and changes in beneficial ownership of Company stock and furnish copies of such forms to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 reports were required to be filed, the Company believes that during fiscal 2014 and fiscal 2015 to date, all reports required by Section 16(a) to be filed by the Company’s officers, directors and more than 10 percent shareholders were filed on a timely basis.

PROPOSAL 3:  NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Proposal

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules and regulations (and consistent with the similar proposal on executive compensation submitted to the Company’s shareholders in connection with prior Annual Meetings of Shareholders), the Company’s Board of Directors has authorized a non-binding advisory shareholder vote to approve the compensation of the Company’s named executive officers as reflected in the section herein titled “Executive Compensation,” the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other executive compensation information provided in this Proxy Statement.  This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay programs and policies.

The Company believes its compensation policies and procedures align the executive officers’ compensation with the Company’s short-term and long-term performance and provide the compensation and incentives needed to attract, motivate and retain key executives who are important to the Company’s continued success.  The Compensation Committee periodically reviews and approves the Company’s compensation policies and procedures, and periodically reviews its executive compensation programs and takes any steps it deems necessary to continue to fulfill the objectives of the Company’s compensation programs.

Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation programs.  These programs have been designed to promote a performance-based culture which aligns the interests of our named executive officers and other managers with the interests of the shareholders.  This includes annual incentive cash compensation based on the named executive officers achieving their individual goals and objectives, together with incentive compensation based on the Company achieving specified financial performance measures.  A substantial portion of our named executive officers’ compensation is also based on equity awards with long-term vesting requirements.

Highlights of the Company’s compensation programs include the following:

●	Neither of the named executive officers have any employment agreements with the Company;

●	The Company is not required to provide any severance or termination pay or benefits to any named executive officer;

●	The named executive officers are not entitled to any tax gross-up payments in connection with any Company compensation programs;

●	Although the Company is a “Controlled Company,” and is therefore exempt from certain independence requirements of the NASDAQ Stock Market rules, including the requirement to maintain a Compensation Committee composed entirely of independent directors, each member of the Company’s Compensation Committee is independent under the applicable standards of the NASDAQ Stock Market;

●	The Company’s compensation focuses on performance, with base pay accounting for only 28% of total compensation opportunity for Ms. Johnson-Leipold and 38% of compensation opportunity for Mr. Johnson for fiscal 2014. The remainder of their total compensation opportunity is typically comprised of cash incentive bonuses based on achieving individual goals and Company financial performance, and long-term equity awards;

●	A substantial portion of the named executive officers’ compensation typically consists of annual cash incentives based upon achieving specific goals and objectives under our Cash Bonus Plan. In order for named executive officers to receive an annual incentive cash bonus, the Company must also meet an additional hurdle based on a minimum level of net income and return of profit to shareholders;

●	One half of the Company’s long-term incentive awards are linked to achieving financial performance goals for the Company. If goals are achieved, these awards are issued in shares of restricted stock that vest over an additional period of two years. The other half of the long-term incentive awards are designed to encourage executive retention and have a vesting period of at least four years;

●	The Compensation Committee continually monitors Company performance and adjusts compensation practices accordingly; and

●	The Compensation Committee regularly assesses the Company’s individual and total compensation programs against peer companies, the general marketplace and other industry data points and the Compensation Committee utilizes an independent consultant to engage in ongoing independent review of all aspects of our executive compensation programs.

Accordingly, shareholders are being asked to vote on the following resolution:

“Resolved, that the compensation paid to Johnson Outdoors’ named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative disclosures, is hereby approved by the shareholders of Johnson Outdoors Inc.”

Because this shareholder vote is advisory, it will not be binding on the Board of Directors.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

If a quorum exists, the approval of the non-binding advisory proposal on our executive compensation described in this Proxy Statement requires the votes cast, in person or by proxy, and entitled to vote thereon, for this proposal to exceed the votes against this proposal.  Abstentions and broker non-votes will not count toward the determination of whether this proposal is approved and will have no impact on the vote.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the non-binding advisory resolution approving our executive compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information, as of October 3, 2014, for the Company’s equity compensation plans, including the Johnson Outdoors Inc. 2003 and 2012 Non-Employee Director Stock Ownership Plans, the Johnson Outdoors Inc. 2010 Long-Term Stock Incentive Plan and the Johnson Outdoors Inc. 2009 Employee Stock Purchase Plan.  All of these plans have been approved by the Company’s shareholders.

Plan Category	Number of Common Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Available for Future Issuance Under Equity Compensation Plans
2010 Long-Term Stock Incentive Plan	-	-	672,724
2012 Non-Employee Director Stock Ownership Plan	10,792	-	32,608
2003 Non-Employee Director Stock Ownership Plan	9,216	$17.07	0
2009 Employees’ Stock Purchase Plan	-	-	28,197
Total All Plans	20,008	$17.07	733,529

PROPOSAL 4: RATIFICATION AND APPROVAL OF THE JOHNSON OUTDOORS INC. AMENDED AND RESTATED 2010 LONG-TERM STOCK INCENTIVE PLAN

Purpose and Effect of Proposal

Proposed Re-Approval. To enable compliance with Code section 162(m) for certain grants to 162(m) Group Participants (as defined in the Stock Incentive Plan), the Company must periodically disclose the material terms of the Stock Incentive Plan to, and seek re-approval of the plan from, the shareholders of the Company.

Purpose of the Stock Incentive Plan. The Company recognizes the importance of attracting, retaining and motivating those persons who are expected to make important contributions to the Company by providing such persons with performance-based incentive compensation in a form which relates the financial reward to an increase in the value of the Company to its shareholders. The Board of Directors believes that the Stock Incentive Plan is critically important to the furtherance of this objective.

A significant portion of the equity awards under the Stock Incentive Plan granted to 162(m) Group Participants are intended to constitute “performance-based compensation” under Code section 162(m). Code section 162(m) generally limits to $1,000,000 the compensation the Company may deduct on its federal income tax return for any fiscal year for amounts paid to its Chief Executive Officer or any one of its other four highest compensated executive officers (other than the principal financial officer). However, any compensation the Company pays that constitutes “performance-based compensation” under Code section 162(m) does not count against the $1,000,000 limit and is deductible by the Corporation.

Description of the Stock Incentive Plan

The following description of the proposed Stock Incentive Plan is qualified in its entirety by reference to the copy of the Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement.

The Compensation Committee will administer the Stock Incentive Plan and has the authority to change or terminate the Stock Incentive Plan at any time. The Company intends to obtain shareholder approval to any further amendments to the Stock Incentive Plan to the extent required for awards under the Stock Incentive Plan and to otherwise enable certain awards under the plan to continue to satisfy the requirements for “performance-based compensation” under Code section 162(m) of the Code.

Participants under the Stock Incentive Plan will generally include key officers and managers (including our named executive officers) as determined by the Company’s Compensation Committee, with input from the Chief Executive Officer (except with respect to her participation and any of her awards thereunder). 162(m) Group Participants include the Chief Executive Officer of the Company and any other Participant that the Compensation Committee determines is a potential covered employee under Code section 162(m).

The Stock Incentive Plan authorizes the Compensation Committee to issue stock options, stock appreciation rights and restricted stock, as well as other forms of equity compensation, including restricted stock units.  In recent years, awards under the Stock Incentive Plan have consisted solely of shares of restricted stock.

The Compensation Committee issues awards under the Stock Incentive Plan annually.  For fiscal 2014, awards were issued to 9 participants.  The annual equity awards under the Stock Incentive Plan are generally split between two separate components, with 50% of the equity awards tied to retention objectives with the award vesting over time, and the remaining 50% of the award is tied to achieving a specified level of financial performance for the Company.

The Compensation Committee establishes predetermined financial performance goals for the Company with respect to the half of the equity awards tied to Company performance.  Historically, the financial performance goals are based on the Company's economic value added for that fiscal year (called "Johnson Value Added" or "JVA").  For fiscal 2014, JVA was equal to Company EBITDA for the fiscal year less the sum of the Company's net working capital and fixed assets, multiplied by the Company's Cost of Capital (i.e., JVA = EBITDA – ((net working capital + fixed assets) x Cost of Capital)).  For fiscal 2015, the Compensation Committee has determined that JVA should be modified to use Net Operating Profit After Tax ("NOPAT") rather than EBITDA.  Accordingly, JVA for 2015 will equal NOPAT – (operating assets x Cost of Capital).  The Company's Cost of Capital is determined by the Compensation Committee at the beginning of each fiscal year, with the Compensation Committee using a market-based cost of capital analysis of companies in the outdoor products industry.  This use of JVA is intended to maintain a balance between growth of NOPAT while encouraging efficient use of capital.

The Target Award amount for each participant is set by the Compensation Committee during the first quarterly meeting held during the fiscal year (typically in December).  (For fiscal 2014, the Target Awards were $222,300 for Ms. Johnson-Leipold and $65,000 for Mr. Johnson.)  The actual amount of an award earned can range from 50% to 150% of the Target Award amount, based on the level of JVA generated during the fiscal year, compared to the JVA goal.  Typically, no awards are earned if JVA is less than 50% of the goal for the applicable fiscal year.  The actual number of shares of restricted stock or other equity awards granted is based on the final dollar amount award that is earned, divided by the grant date fair value per share of the Company's Class A Common Stock, as determined pursuant to Accounting Standards Codification Topic 718-10, as of the close of trading on the date the Compensation Committee makes the grants.  The equity awards, if earned, are typically paid in shares of restricted stock, with additional time-based vesting requirements after the shares are earned and granted. In fiscal 2014, the additional time-based vesting requirement was set at two years, so a total of three years passed from the date of making the original award to the date the awards are earned and any shares that are granted became vested.

With respect to the half of the equity award that is retention-based, the Compensation Committee establishes the amount of the Target Award at its first quarterly Compensation Committee meeting held during the fiscal year (typically in December).  The Compensation Committee reviews Company and participant performance for the fiscal year.  The Compensation Committee has discretion, depending upon Company and participant performance for the applicable fiscal year, to reduce the value of the equity award which is tied to the Company's retention objectives.  Restricted shares which were granted for this retention component in fiscal year 2014 were subject to at least a four-year cliff vesting period from the date of grant.

The current maximum amount of equity awards under the Stock Incentive Plan which may be made during any fiscal year to any person whom the Compensation Committee considers a covered employee within the meaning of Code section 162(m) is equal to 150,000 shares of Class A Common Stock.

Our Compensation Committee believes target award opportunities under the Stock Incentive Plan are competitive with industry practices.

Additional background regarding the Stock Incentive Plan and information regarding payouts and targets established under the plan are set forth above under the section “Executive Compensation-Compensation Discussion and Analysis.”

New Plan Benefits

Key officers and managers of the Company (including the named executive officers) are eligible to participate in the Stock Incentive Plan.  Any future payouts and awards under the Stock Incentive Plan will be at the discretion of the Compensation Committee. The number of shares available for awards under the Stock Incentive Plan is not being increased as a result of this ratification and approval.

Vote Required

If a quorum exists, the proposed Stock Incentive Plan will be adopted and approved if the votes cast at the Annual Meeting in favor of approval and adoption of the Stock Incentive Plan exceed the votes cast against. Any shares not voted at the meeting (whether by broker non-votes or otherwise) and any abstentions will have no impact on the vote.

Board of Directors Recommendation

The Company’s Board of Directors Recommends a vote “FOR” ratification and approval of the Johnson Outdoors Inc. Amended and Restated 2010 Long-Term Stock Incentive Plan.

SHAREHOLDER PROPOSALS

All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for presentation at the 2016 Annual Meeting of Shareholders must be received at the offices of the Company, Attention:  Corporate Secretary, 555 Main Street, Racine, Suite 342, Wisconsin 53403 by September 15, 2015 (120 days prior to the anniversary date of the mailing of this Proxy Statement) for inclusion in the proxy statement and form of proxy relating to the meeting. In addition, a shareholder who otherwise (other than pursuant to SEC Rule 14a-8) intends to present business at the 2016 Annual Meeting of Shareholders must comply with the requirements set forth in the Company’s Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Bylaws, to the Secretary of the Company not more than 120 days prior to the first anniversary date of the preceding year’s annual meeting and not less than the close of business on the 90th day prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.  Under the Bylaws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (namely, proposals shareholders intend to present at the 2016 Annual Meeting of Shareholders but do not intend to have included in the Company’s proxy statement and form of proxy for such meeting) prior to the close of business on November 28, 2015, then the notice will be considered untimely and the Company will not be required to present such proposal at the 2016 Annual Meeting of Shareholders. If the Board of Directors chooses to present such proposal at the 2016 Annual Meeting of Shareholders, then the persons named in the proxies solicited by the Board of Directors for the 2016 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

The Company has filed an Annual Report on Form 10-K with the SEC for the fiscal year ended October 3, 2014. This Form 10-K will be mailed on or around January 13, 2015 to each person who is a record or beneficial holder of shares of Class A common stock or Class B common stock on the record date for the Annual Meeting. Pursuant to, and in accordance with, the rules of the SEC, the Company, where allowed, is delivering only one copy of the Company’s 2014 Annual Report on Form 10-K and this Proxy Statement to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2014 Annual Report on Form 10-K and/or this Proxy Statement to any shareholder at a shared address to which a single copy of the document was delivered. If you are a shareholder residing at a shared address and would like to request an additional copy of the Company’s 2014 Annual Report on Form 10-K and/or this Proxy Statement now or with respect to future mailings (or to request to receive only one copy of the Annual Report and Proxy Statement if you are currently receiving multiple copies), then you may notify the Company (1) by writing to the Corporate Secretary, Johnson Outdoors Inc., 555 Main Street, Suite 342, Racine, Wisconsin 53403 or (2) via email to: corporate@johnsonoutdoors.com.

 The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited in person or by telephone by certain officers and employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose. The Company will also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of the Company’s common stock.

Neither the Board of Directors nor management intends to bring before the Annual Meeting any matters other than those referred to in the Notice of Annual Meeting and this Proxy Statement. In the event that any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the proxy forms to vote the shares represented by each such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

/s/ Alisa Swire
Alisa Swire
Secretary
January 13, 2015

Appendix A

JOHNSON OUTDOORS INC.
AMENDED AND RESTATED
2010 LONG-TERM STOCK INCENTIVE
(As Amended December 2, 2014)

Section 1: Purpose

The purpose of the Johnson Outdoors Inc. Amended and Restated 2010 Long-Term Stock Incentive Plan (the “Plan”) is to enhance the ability of Johnson Outdoors Inc. (the “Company”) and its Affiliates (as defined below) to attract and retain employees who will make substantial contributions to the Company's long-term business growth and to provide meaningful incentives to such employees which are more directly linked to the profitability of the Company's businesses and increases in shareholder value.  In addition, the Plan is designed to encourage and provide opportunities for stock ownership by such employees which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company.

Section 2: History And Status Of The Johnson Outdoors Inc. 2000 Long-Term StockIncentive Plan

Prior to the effective date of this Plan, the Company had in effect the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan (“JOI 2000 LTIP”), which was effective December 13, 1999.  The JOI 2000 LTIP terminated December 13, 2009, no shares shall remain available thereunder, and no new awards shall be granted thereunder after such date.

Section 3: Effective Date

The Plan shall be effective as of December 14, 2009 (“Effective Date”) subject, however, to the approval of the Plan by the shareholders of the Company within twelve (12) months of the date the Plan was adopted (December 7, 2009, “Adoption Date.”)  No Awards may be made under the Plan after December 13, 2019 or, if earlier, termination of the Plan by the Board.  However, unless otherwise expressly provided in the Plan or in an applicable Award, any Award granted prior to the termination date may extend beyond such date, and, to the extent set forth in the Plan, the authority of the Compensation Committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board and the Compensation Committee to amend the Plan, shall extend beyond such date.

Section 4: Definitions

As used in the Plan, the following terms have the respective meanings set forth below:

(a)	Affiliate means any entity that, directly or through one or more intermediaries, is controlled by the Company.
(b)	Award means any Stock Option, Stock Appreciation Right or Stock Award granted under the Plan.
(c)	Board means the Board of Directors of the Company.
(d)	Code means the Internal Revenue Code of 1986, as amended from time to time.
(e)
Compensation Committee means the Compensation Committee selected by the Board to administer the Plan which shall be composed of not fewer than two members of the Board, each of whom shall (a) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (b) be a “non-employee director” within the meaning of Rule 16b-3 under the 1934 Act, and (c) be an “outside director” within the meaning of Section 162(m) of the Code.

(f)	Common Stock means the Class A Common Stock, $.05 par value, of the Company.
(g)	Company means Johnson Outdoors Inc., a corporation established under the laws of the State of Wisconsin, and its Affiliates.
(h)
Fair Market Value means, with respect to Common Stock, the fair market value of such property determined by a reasonable application of a reasonable valuation method as shall be established from time to time by the Compensation Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Common Stock; and provided further, that so long as the Common Stock is traded on a public market, Fair Market Value means the average of the high and low sale prices of a share of Common Stock in the over-the-counter market on the specified date, as reported by the Nasdaq Stock Market (or if no sales occurred on such date, the last preceding date on which sales occurred); provided, however, that if the principal market for the Common Stock is then a national securities exchange, the Fair Market Value shall be the average of the high and low sale prices of a share of Common Stock on the principal securities exchange on which the Common Stock is traded on the specified date (or if no sales occurred on such date, the last preceding date on which sales occurred).

(i)
Incentive Stock Option, or ISO, means an option to purchase Shares granted under Section 7(b) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(j)	1934 Act means the Securities Exchange Act of 1934, as amended from time to time.
(k)
Nonstatutory Stock Option, or NSO, means an option to purchase Shares granted under Section 8(b) of the Plan that is not intended to meet the requirements of Section 422 of the Code or any successor provision.

(l)	Participant means a person selected by the Compensation Committee as provided under Sections 5 and 6 to receive an Award under the Plan.
(m)	Reporting Person means an individual who is subject to Section 16 under the 1934 Act or any successor rule.
(n)
Restricted Stock means Shares that are subject to a risk of forfeiture or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals or upon the completion of a period of service.

(o)
Restricted Stock Unit means the right to receive cash or Shares with a Fair Market Value, valued in relation to a unit that has a value equal to the Fair Market Value of a Share, which right may vest upon the achievement or partial achievement of performance goals or upon the completion of a period of service.

(p)	Shares means shares of Common Stock of the Company.
(q)	Stock Appreciation Right, or SAR, means any right granted under Section 8(c) of the Plan.
(r)	Stock Award means an award granted under Section 8(d) of the Plan.
(s)	Stock Option or Option means an Incentive Stock Option or a Nonstatutory Stock Option.

Section 5: Administration

Compensation Committee Administration

The Plan shall be administered by the Compensation Committee.  If at any time the Compensation Committee shall not be in existence, the Board shall administer the Plan, and in such case, all references to the Compensation Committee herein shall include the Board. Any member of the Compensation Committee or the Board that is not an "outside director" as defined under Code section 162(m) shall recuse themselves from or abstain from voting on all matters related to Awards that are intended to qualify as "performance-based compensation" as defined under Code section 162(m).

Subject to the terms of the Plan and applicable law, the Compensation Committee shall have full discretionary power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent, and under what circumstances Awards granted to Participants may be amended, modified, or cancelled under Section 10(d) of the Plan; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Compensation Committee, may be made at any time, and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

Section 6: Eligibility

The Compensation Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or any of its Affiliates or an individual that the Company or an Affiliate has engaged to become an officer or other employee.  The Compensation Committee’s designation of a Participant in any year will not require the Compensation Committee to designate such person to receive an Award in any other year.

Section 7: Shares Available For Awards Under This Plan

(a)	Common Shares Available. Subject to adjustment as provided in Section 7(c) below, the maximum number of Shares available for Awards under the Plan shall be 1,000,000.
(b)
Participant Award Limitations.  Subject to adjustment as provided in Section 7(c), no Participant may be granted Awards that could result in such Participant receiving, in any fiscal year of the Company (“Fiscal Year”) Options for, Stock Appreciation Rights with respect to, or Stock Awards of more than 150,000 Shares.
In all cases, determinations under Section 7(b) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code.

(c)
Adjustments.  In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting Shares, such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award, then the Compensation Committee may, in such manner as it may deem equitable, adjust any or all of (i) the aggregate number and type of Shares that may be issued under the Plan, that may be issued as Stock Awards and Stock Appreciation Rights, or that may be issued to one Participant during any fiscal year; (ii) the number and type of Shares covered by each outstanding Award made under the Plan; and (iii) the exercise, base or purchase price per Share for any outstanding Stock Option, Stock Appreciation Right and other Awards granted under the Plan.

(d)
Replenishment of Shares Under the Plan.  If, after the Effective Date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan. Notwithstanding the foregoing, in the event of the cancellation of an Award with respect to a Participant to whom Section 162(m) of the Code applies, the Shares subject to such cancelled Award shall continue to be counted against the maximum number of Shares which may be granted to the Participant under the Plan.

Section 8: Awards

(a)
General.  The Compensation Committee shall determine the type or types of Award(s) (as set forth below) to be made to each Participant and shall approve the terms and conditions of all such Awards in accordance with Sections 5 and 7(c) of the Plan.  Awards may be granted singularly, in combination, or in tandem such that the settlement of one Award automatically reduces or cancels the other.  Awards may also be made in replacement of, as alternatives to, or as form of payment for grants or rights under any other employee compensation plan or arrangement of the Company, including the plans of any acquired entity.

(b)	Stock Options. Subject to the terms of this Plan, the Compensation Committee shall determine all terms and conditions of each Option, including but not limited to:
(i.)
Whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option; provided that in the case of an Incentive Stock Option, if the aggregate Fair Market Value (determined on the date of grant) of the Shares with respect to which all Incentive Stock Options (within the meaning of Code section 422) are first exercisable by the Participant during any calendar year (under this Plan and under all other Incentive Stock Option plans of the Company or any Affiliate that is required to be included under Code section 422) exceeds $100,000, such Option automatically shall be treated as a Nonstatutory Stock Option to the extent this limit is exceeded.

(ii.)	The grant date, which may not be any day prior to the date that the Compensation Committee approves the grant.
(iii.)	The number of Shares subject to the Option.
(iv.)
The exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that no incentive stock option shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code section 424(d)) more than ten percent of the total combined voting power of all classes of stock of the Company or of any subsidiary unless the exercise price is at least 110 percent of the Fair Market Value of a Share on the date of grant.

(v.)
The terms and conditions of exercise; provided that, unless the Compensation Committee provides otherwise in an Award or in rules and regulations relating to this Plan, an Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company (or its designee) and provision (in a manner acceptable to the Compensation Committee) for payment of the full exercise price of the Shares being purchased pursuant to the Option and any withholding taxes due thereon, including by tendering, by either actual delivery of shares or by attestation, shares valued at their Fair Market Value on the date of exercise, or in a combination of forms. The Compensation Committee may also permit Participants to have the option price delivered to the Company by a broker pursuant to an arrangement whereby the Company, upon irrevocable instructions from a Participant, delivers the exercised Shares to the broker.

(vi.)
The termination date, except that each Option must terminate no later than ten (10) years after the date of grant, and each Incentive Stock Option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code section 424(d)) more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate must terminate no later than five (5) years after the date of grant.

(vii.)	The exercise period following a Participant’s termination of employment, provided that:
(a)
Unless the Compensation Committee provides otherwise, if a Participant shall cease to be employed by the Company or any of its Affiliates, (I) the portion of the Option that is not vested shall terminate on the date of such cessation of employment and (II) the Participant shall have a period ending on the earlier of the Option’s termination date or 90 days from the date of cessation of employment to exercise the vested portion of the Option to the extent not previously exercised.  At the end of such period, the Option shall terminate.

(b)
In the event of the death of the Participant while employed by the Company or any of its Affiliates, the Option may be exercised at any time prior to the earlier of the Option’s termination date or the first anniversary of the date of the Participant’s death to the extent that the Participant was entitled to exercise such Option on the Participant’s date of death.

(c)	Stock Appreciation Rights. Subject to the terms of this Plan, the Compensation Committee shall determine all terms and conditions of each SAR, including but not limited to:
(i.)	Whether the SAR is granted independently of an Option or relates to an Option.
(ii.)	The grant date, which may not be any day prior to the date that the Compensation Committee approves the grant.
(iii.)	The number of Shares to which the SAR relates.
(iv.)	The grant price, provided that the grant price shall never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant.
(v.)	The terms and conditions of exercise or maturity.
(vi.)	The term, provided that an SAR must terminate no later than 10 years after the date of grant.
(vii.)	The exercise period following a Participant’s termination of employment.
(d)
Stock Awards.  Subject to the terms of this Plan, the Compensation Committee shall determine all terms and conditions of each Award of Restricted Stock or Restricted Stock Units, including but not limited to:

(i.)	The number of Shares to which such Stock Award relates.
(ii.)	The period of time, if any, over which, with respect to Restricted Stock or Restricted Stock Units, the risk of forfeiture or restrictions imposed on the Award will lapse, or over which the Award will vest, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more performance goals must be achieved during such period, if any, as the Compensation Committee specifies; provided that, subject to the provisions of Section 8(d)(iii), if an Award requires the achievement of performance goals, then the period to which such performance goals relate must be at least one year in length, and if an Award of Restricted Stock is not subject to performance goals, then such Award must have a restriction period of at least one year.
(iii.)	Whether, with respect to Restricted Stock or Restricted Stock Units all or any portion of the period of forfeiture or restrictions imposed on the Award will lapse, or whether the vesting of the Award will be accelerated, upon a Participant’s death, disability or retirement, subject, as applicable, to the requirements of Code section 409A.
(iv.)	With respect to Restricted Stock, the manner of registration of certificates for such Shares, and whether to hold such Shares in escrow pending lapse of the period of forfeiture or restrictions or to issue such Shares with an appropriate legend referring to such restrictions if the shares are certificated.

(v.)
Whether dividends paid with respect to the Shares subject to or underlying an Award of Restricted Stock or Restricted Stock Units will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate.

With regard to Restricted Stock Awards, the Compensation Committee may at any time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any performance period or waive in whole or in part any or all remaining restrictions with respect to Shares subject to restrictions, if the Compensation Committee determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant.

Notwithstanding the foregoing, the Compensation Committee may designate whether any such Award is intended to qualify as “performance-based compensation” within the meaning of Code section 162(m) (“Performance-Based Compensation”).  Any Award designated as Performance-Based Compensation shall be conditioned on the achievement of one or more of performance goals or targets based on one or more of the following criteria ("Performance Measures"), as selected by the Compensation Committee: working capital, working capital as a percentage of sales, sales or sales growth, market share growth, operational efficiency, cost of capital, EBIT, EBITDA, Johnson Value Added (i.e., EBITDA - ((net working capital + fixed assets) x cost of capital); or net operating profit after taxes (NOPAT) - (operating assets x cost of capital)), basic or diluted earnings per share, total shareholder return, revenues, operating income, cash flow, gross profit, gross profit return on investment, earnings before interest, taxes and depreciation, net income, net income before taxes or pre-tax income, net operating profit after-tax, return on equity, return on average total capital employed, return on net assets, return on net assets employed before interest and taxes or economic value added, return and growth matrix, cross-business partnerships (networking), new product innovation, delivering on strategic imperatives, and people development/organizational capacity.  Where applicable, Performance Measures are determined in accordance with generally accepted accounting principles as consistently applied by the Company.  The Compensation Committee may provide for a mandatory adjustment of a performance goal or Performance Measure to omit the effects of extraordinary items (other than a stock dividend or stock split), write-offs of goodwill or other assets, mergers, acquisitions, divestitures, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. For Awards intended to be Performance-Based Compensation, (i) Compensation Committee shall grant such Awards, establish the performance goal(s) or target(s) and Performance Measure(s) and certify that the performance goal(s) or target(s) were achieved, in each case in accordance with Code section 162(m) and (ii) the Compensation Committee shall not have discretion to increase the amount of compensation payable that would otherwise be due upon the Participant's attainment of the performance goal(s) or target(s).

Section 9: Amendment Of Minimum Vesting And Performance Periods.

Notwithstanding any provision of this Plan that requires a minimum vesting or performance period for an Award, the Compensation Committee, at the time an Award is granted or any later date, may subject an Award to a shorter vesting or performance period to take into account a Participant’s promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability or retirement provided that with respect to an Award that is subject to Code section 409A, the Compensation Committee shall not exercise such authority to the extent that exercise of such authority would cause the Award to fail to satisfy the requirements of Code section 409A.

Section 10: General Provisions Applicable To Awards

(a)	No Cash Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Compensation Committee.
(b)
Transferability and Exercisability.  No Award subject to the Plan and no right under any such Award shall be assignable, alienable, saleable or otherwise transferable by the Participant other than by will or the laws of descent and distribution; provided, however, that if so permitted by the Compensation Committee, a Participant may (i) designate a beneficiary or beneficiaries to exercise the Participant's rights and receive any distributions under the Plan upon the Participant's death and (ii) transfer an Award.  Notwithstanding the preceding, the following transfers or other dispositions shall not be deemed to be a violation of the transfer restrictions set forth herein:

A gift or other transfer of Awards issued to (i) any trust or other estate in which such Recipient has a substantial beneficial interest or as to which such Recipient serves as a trustee or in a similar capacity or (ii) any relative or spouse of such Recipient, or any relative of such spouse; provided that any Awards transferred by gift or otherwise pursuant to this subparagraph will continue to be subject to the non-transfer restrictions of this section 10 as though such Awards were held by the Recipient.

(c)
General Restrictions.  Each Award shall be subject to the requirement that, if at any time the Compensation Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the grant or settlement thereof, such Award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval have been effected or obtained free of any conditions not acceptable to the Compensation Committee.

(d)
Amendments, Modification, or Cancellation of Awards.  Subject to the requirements of the Plan, the Compensation Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Compensation Committee and the Participant or any permissible heir or assign thereto as may then have an interest in the Award, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 10(k)), but the Compensation Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award or for the modification or amendment of an Award: (i) to the extent the modification or amendment is deemed necessary by the Compensation Committee to comply with any applicable law (including Code section 409A) or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the modification or amendment is deemed necessary by the Compensation Committee to preserve favorable accounting treatment of any Award for the Company; or (iii) to the extent the Compensation Committee determines that such modification or amendment does not materially and adversely affect the value of an Award or that such modification or amendment is in the best interest of the affected Participant or any heir, beneficiary, or assign thereof.  Notwithstanding the foregoing, unless determined otherwise by the Compensation Committee, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code section 409A to continue to be so exempt, or to enable an Award intended to comply with Code section 409A to continue to so comply.

(e)
Survival of Authority and Awards.  Notwithstanding the foregoing, the authority of the Board and the Compensation Committee under this Section 10 will extend beyond the date of this Plan’s termination.  In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in full force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(f)
Repricing Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 7(c), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options, Restricted Stock Units, or SARs or cancel outstanding Options, Restricted Stock Units or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

(g)
Foreign Participation.  To assure the viability of Awards granted to Participants employed in foreign countries, the Compensation Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes.  Any such amendment, restatement or alternative versions that the Compensation Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

(h)
Tax Withholding.  The Company shall have the right, upon issuance of Shares or payment of cash in respect of an Award, to reduce the number of Shares or amount of cash, as the case may be, otherwise issuable or payable by the amount necessary to satisfy any federal, state or local withholding taxes or to take such other actions as may be necessary to satisfy any such withholding obligations.  The Compensation Committee may require or permit Shares, including previously acquired Shares and Shares that are part of, or are received upon exercise of the Award, to be used to satisfy required tax withholding and such Shares shall be valued at their Fair Market Value on the date the tax withholding is effective.

(i)
Documentation of Grants.  Awards made under the Plan shall be evidenced by written agreements in such form (consistent with the terms of the Plan) or such other appropriate documentation as shall be approved by the Compensation Committee.  The Compensation Committee need not require the execution of any instrument or acknowledgement of notice of an Award under the Plan, in which case acceptance of such Award by the respective Participant will constitute agreement to the terms of the Award.

(j)	Settlement. Subject to the terms of the Plan and any applicable Award, the Compensation Committee shall determine whether Awards are settled in whole or in part in cash, Shares, or other Awards.
(k)
Change in Control.  In order to preserve a Participant's rights under an Award in the event of a Change in Control (as defined below) of the Company, the Compensation Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) adjust the terms of the Award in a manner determined by the Compensation Committee to reflect the Change in Control, (ii) cause the Award to be assumed, or new rights substituted therefore, by another entity, or (iii) subject to the limitations of Code section 409A, accelerate or cash out Awards.  For purposes of this Plan, a Change in Control shall be deemed to have occurred if the Johnson Family (as defined below) shall at any time fail to own stock of the Company having, in the aggregate, votes sufficient to elect at least a fifty-one percent (51%) majority of the directors of the Company.  Johnson Family shall mean at any time, collectively, the estate of Samuel C. Johnson, the widow of Samuel C. Johnson and the children and grandchildren of Samuel C. Johnson, the executor or administrator of the estate or other legal representative of any such person, all trusts for the benefit of the foregoing or their heirs or any one or more of them, and all partnerships, corporations or other entities directly or indirectly controlled by the foregoing or any one or more of them.  Notwithstanding the foregoing, with respect to an Award that is deferred compensation subject to Code section 409A, then solely for purposes of determining the timing of payment of such Award, the term, “Change in Control” as defined herein shall be deemed amended to the extent necessary to satisfy the definition of “change in control event” under Coder section 409A.

(l)	Code section 409A. The provisions of Code section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code section 409A to comply therewith.

Section 11: Miscellaneous

(a)
Plan Amendment.  The Board may amend, alter, suspend, discontinue or terminate the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in the Plan) adversely affect any Award granted and then outstanding under the Plan without the consent of the respective Participant.

(b)
Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment.  The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided by an applicable Award.

(i.)	A Participant who transfers employment between the Company and any Affiliate of the Company, or between the Company’s Affiliates, will not be considered to have terminated employment;
(ii.)
A Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a non-employee director, a non-employee director of any of its Affiliates, or a consultant to the Company or any of its Affiliates shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iii.)	A Participant employed by an Affiliate of the Company will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.
Notwithstanding the foregoing, for purposes of an Award that is subject to Code section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon a “separation from service” within the meaning of Code section 409A.

(c)
No Rights as Shareholder.  Only upon issuance of Shares to a Participant (and only in respect to such Shares) shall the Participant obtain the rights of a shareholder, subject, however, to any limitations imposed by the terms of the applicable Award.

(d)
No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Compensation Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(e)
No Guarantee of Tax Treatment.  Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person(s) with an interest in an Award that (i) any Award intended to be exempt from Code section 409A shall be so exempt, (ii) any Award intended to comply with Code section 409A or Code section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(f)
Other Company Benefit and Compensation Programs.  Except as expressly determined by the Compensation Committee, settlements of Awards received by Participants under this Plan shall not be deemed as part of a Participants regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit or severance program (or severance pay law of any country).  The above notwithstanding, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

(g)
Unfunded Plan.  Unless otherwise determined by the Compensation Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund(s).  The Plan shall not create any fiduciary relationship between the Company and any Participant or other person.  To the extent any person holds any rights by virtue of an Award granted under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(h)
Successors and Assignees.  The Plan shall be binding on all successors and assignees of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

(i)
Governing Law Jurisdiction and Venue.  This Plan, and all Awards under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles.  The exclusive venue for any legal action or proceeding with respect to this Plan, any Award, or for recognition and enforcement of any judgment in respect of this Plan, shall be a court sitting in the County of Racine, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin.

(j)
Other Terms and Conditions.  The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Compensation Committee determines appropriate, including, without limitation, provisions for:

(i.)
Conditioning the grant or benefit of an Award on the Participant’s agreement to comply with covenants not to complete, not to solicit employees and customers and not to disclose confidential information that may be effective during or after the Participant’s employment, or provisions requiring the Participant to disgorge any profit, gain or other benefit received in connection with an Award as a result of the breach of such covenant:

(ii.)	Restrictions on resale or other disposition of Shares, including imposition of a retention period;
(iii.)	Compliance with federal or state securities laws and stock listing requirements; and
(iv.)
Provisions requiring the Participant to disgorge any profit, gain or other benefit received in connection with an Award under other circumstances, including restatement of Company financial statements.

(k)
Construction.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply.  Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(l)
Severability.  If any provision of this Plan or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable or as to any person or Award or (ii) would disqualify this Plan, any Award under any law the Compensation Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of this Plan, such Award, then such provision should be stricken as to such, person or Award, and the remainder of this Plan, such Award will remain in full force and effect.

JOHNSON OUTDOORS INC. 555 MAIN ST., SUITE 342 RACINE, WI 53403
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have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M80131-P57920 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
JOHNSON OUTDOORS INC.
The Board of Directors recommends you vote FOR the following: Vote on Directors 1. Election of Directors Nominees: 01) Terry E. London 02) John M. Fahey, Jr.	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________________

Vote on Proposals The Board of Directors recommends you vote FOR the following proposals:
	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of McGladrey LLP, an independent registered public accounting firm, as auditors of the Company for its fiscal year ending October 2, 2015.	☐	☐	☐

3. To approve a non-binding advisory proposal on executive compensation.	☐	☐	☐

4. To ratify and approve the Johnson Outdoors Inc. Amended and Restated 2010 Long-Term Stock Incentive Plan.	☐	☐	☐

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owner)	Date

CLASS A

Dear Shareholder:

Enclosed are proxy materials for Johnson Outdoors Inc.'s Annual Shareholders' Meeting, which will be held at the Company's headquarters in Racine, Wisconsin on Thursday, February 26, 2015 at 10 a.m. Central Standard Time (CST). These materials include our 2015 Proxy Statement, a proxy voting card and return envelope, as well as a CD with our Fiscal 2014 Annual Report and Form 10-K Annual Report saved as Adobe Acrobat documents. A link to a free download of Adobe Acrobat Reader is also included, if required. A printed copy of our Form 10-K is available upon request. Please contact us with your request via email at proxy@johnsonoutdoors.com, phone 262.631.6954 or write care of Secretary of the Company at Johnson Outdoors Inc., 555 Main Street, Suite 342, Racine, Wisconsin 53403.

Information about Johnson Outdoors' business performance, innovative quality products and future plans for profitable growth and enhanced shareholder value is available in the Company's 2014 Annual Report, which is also available online at www.johnsonoutdoors.com. Making this report available electronically reflects our continued focus on "eco-responsible" practices and commitment to wise stewardship of natural resources.

Every shareholder's vote is important. Shares may be voted by signing, dating and returning this card. You may also vote by telephone or via the Internet by following the instructions supplied on this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are also available at www.proxyvote.com.

M80132-P57920

JOHNSON OUTDOORS INC.
Annual Meeting of Shareholders February 26, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned constitutes and appoints HELEN P. JOHNSON-LEIPOLD and ALISA D. SWIRE, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated on the reverse side, all shares of Class A common stock of Johnson Outdoors Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at its headquarters, located at 555 Main Street, Racine, Wisconsin, on Thursday, February 26, 2015 at 10:00 a.m. CST, and at any adjournment or postponement thereof:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1; FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING OCTOBER 2, 2015; FOR THE APPROVAL OF A NON-BINDING ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION; FOR THE RATIFICATION AND APPROVAL OF THE JOHNSON OUTDOORS INC. AMENDED AND RESTATED 2010 LONG-TERM STOCK INCENTIVE PLAN; AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

JOHNSON OUTDOORS INC. 555 MAIN ST., SUITE 342 RACINE, WI 53403
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and
follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 p.m. Eastern Time the day before the meeting date.
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M80135-P57920 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
JOHNSON OUTDOORS INC.
The Board of Directors recommends you vote
FOR the following:
Vote on Directors
1. Election of Directors
Nominees:
01) Helen P. Johnson-Leipold
02) Thomas F. Pyle, Jr.
03) Katherine Button Bell
04) Edward F. Lang
    05) W. Lee McCollum
    06) Richard "Casey" Sheahan

For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________________

Vote on Proposals The Board of Directors recommends you vote FOR the following proposals:
	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of McGladrey LLP, independent registered public accounting firm, as auditors of the Company for its fiscal year ending October 2, 2015.	☐	☐	☐

3. To approve a non-binding advisory proposal on executive compensation.	☐	☐	☐

4. To ratify and approve the Johnson Outdoors Inc. Amended and Restated 2010 Long-Term Stock Incentive Plan.	☐	☐	☐

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owner)	Date

CLASS B

Dear Shareholder:

Enclosed are proxy materials for Johnson Outdoors Inc.'s Annual Shareholders' Meeting, which will be held at the Company's headquarters in Racine, Wisconsin on Thursday, February 26, 2015, at 10 a.m. Central Standard Time (CST). These materials include our 2015 Proxy Statement, a proxy voting card and return envelope, as well as a CD with our Fiscal 2014 Annual Report and Form 10-K Annual Report saved as Adobe Acrobat documents. A link to a free download of Adobe Acrobat Reader is also included, if required. A printed copy of our Form 10-K is available upon request. Please contact us with your request via email at proxy@johnsonoutdoors.com, phone 262.631.6954 or write care of Secretary of the Company at Johnson Outdoors Inc., 555 Main Street, Suite 342, Racine, Wisconsin 53403.

Information about Johnson Outdoors' business performance, innovative quality products and future plans for profitable growth and enhanced shareholder value is available in the Company's 2014 Annual Report, which is also available online at www.johnsonoutdoors.com. Making this report available electronically reflects our continued focus on "eco-responsible" practices and commitment to wise stewardship of natural resources.

Every shareholder's vote is important. Shares may be voted by signing, dating and returning this card. You may also vote by telephone or via the Internet by following the instructions supplied on this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are also available at www.proxyvote.com.

M80136-P57920

JOHNSON OUTDOORS INC.
Annual Meeting of Shareholders February 26, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned constitutes and appoints HELEN P. JOHNSON-LEIPOLD and ALISA D. SWIRE, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated on the reverse side, all shares of Class B common stock of Johnson Outdoors Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at its headquarters, located at 555 Main Street, Racine, Wisconsin, on Thursday, February 26, 2015 at 10:00 a.m. CST, and at any adjournment or postponement thereof:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1; FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING OCTOBER 2, 2015; FOR THE APPROVAL OF A NON-BINDING ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION; FOR THE RATIFICATION AND APPROVAL OF THE JOHNSON OUTDOORS INC. AMENDED AND RESTATED 2010 LONG-TERM STOCK INCENTIVE PLAN; AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.

JOHNSON OUTDOORS INC. 555 MAIN ST., SUITE 342 RACINE, WI 53403
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 p.m. Eastern Time the day before the meeting date.
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M80133-P57920 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
JOHNSON OUTDOORS INC.
The Board of Directors recommends you vote FOR the following: Vote on Directors 1. Election of Directors Nominees: 01) Terry E. London 02) John M. Fahey, Jr.	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________________

Vote on Proposals The Board of Directors recommends you vote FOR the following proposals:
	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of McGladrey, an independent registered public accounting firm, as auditors of the Company for its fiscal year ending October 2, 2015.	☐	☐	☐

3. To approve a non-binding advisory proposal on executive compensation.	☐	☐	☐

4. To ratify and approve the Johnson Outdoors Inc. Amended and Restated 2010 Long-Term Stock Incentive Plan.	☐	☐	☐

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owner)	Date

401(k)

Dear Shareholder:

Enclosed are proxy materials for Johnson Outdoors Inc.'s Annual Shareholders' Meeting, which will be held at the Company's headquarters in Racine, Wisconsin on Thursday, February 26, 2015, at 10 a.m. Central Standard Time (CST). These materials include our 2015 Proxy Statement, a proxy voting card and return envelope, as well as a CD with our Fiscal 2014 Annual Report and Form 10-K Annual Report saved as Adobe Acrobat documents. A link to a free download of Adobe Acrobat Reader is also included, if required. A printed copy of our Form 10-K is available upon request. Please contact us with your request via email at proxy@johnsonoutdoors.com, phone 262.631.6954 or write care of Secretary of the Company at Johnson Outdoors Inc., 555 Main Street, Suite 342, Racine, Wisconsin 53403.

Information about Johnson Outdoors' business performance, innovative quality products and future plans for profitable growth and enhanced shareholder value is available in the Company's 2014 Annual Report, which is also available online at www.johnsonoutdoors.com. Making this report available electronically reflects our continued focus on "eco-responsible" practices and commitment to wise stewardship of natural resources.

Every shareholder's vote is important. Shares may be voted by signing, dating and returning this card. You may also vote by telephone or via the Internet by following the instructions supplied on this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are also available at www.proxyvote.com.

M80134-P57920

JOHNSON OUTDOORS INC.
Annual Meeting of Shareholders February 26, 2015 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned constitutes and appoints HELEN P. JOHNSON-LEIPOLD and ALISA D. SWIRE, and each of them, each with full power to act without the other, and each with full power of substitution, the true and lawful proxies of the undersigned, to represent and vote, as designated on the reverse side, all shares of Class A common stock of Johnson Outdoors Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at its headquarters, located at 555 Main Street, Racine, Wisconsin, on Thursday, February 26, 2015 at 10:00 a.m. CST, and at any adjournment or postponement thereof:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, A PARTICIPANT IN THE JOHNSON OUTDOORS INC. RETIREMENT AND SAVINGS PLAN (THE "PLAN"). IF A PLAN PARTICIPANT DOES NOT PROVIDE VOTING DIRECTIONS BY FEBRUARY 25, 2015, THE SHARES ATTRIBUTABLE TO THE PARTICIPANT'S ACCOUNT WILL BE VOTED BY THE PLAN TRUSTEE IN THE SAME PROPORTION AS THE VOTES CAST BY THE OTHER RETIREMENT AND SAVINGS PLAN PARTICIPANTS: FOR THE ELECTION OF THE NOMINEES SPECIFIED IN ITEM 1; FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING OCTOBER 2, 2015; FOR THE APPROVAL OF A NON-BINDING ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION; FOR THE RATIFICATION AND APPROVAL OF THE JOHNSON OUTDOORS INC. AMENDED AND RESTATED 2010 LONG-TERM STOCK INCENTIVE PLAN; AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS.